SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

AMERICAN STATES WATER COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

American States Water Company

Notice of the 2009 Annual Meeting of Shareholders and the 2009 Proxy Statement

Notice of 2009 Annual Meeting of Shareholders

Date:	May 19, 2009

Time:	10:00 a.m., Pacific Time

Location:	Pasadena Hilton
168 S. Los Robles Avenue
Pasadena, California 91101

Record Date:	March 23, 2009

Agenda:	To elect the following four class I directors to the board of directors to serve until the annual meeting in 2011 or until their successors are duly elected and qualified:

Mr. James L. Anderson
Dr. Diana M. Bontá
Ms. Anne M. Holloway
Mr. Robert J. Sprowls

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm; and

To transact any other business, which may properly come before the 2009 annual meeting or any adjournment thereof.

By order of the board of directors:

Ms. Eva G. Tang
Corporate Secretary

San Dimas, California
April 6, 2009

Important Notice Regarding the Availability of Proxy Materials
For the Shareholders Meeting To Be Held on May 19, 2009

Our proxy statement is attached. Financial and other information concerning our company is contained in the Annual Report on Form 10-K for the year ended December 31, 2008. Pursuant to new rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2008 annual report are available at www.proxyvote.com.

Directions for Attending the 2009 Annual Meeting

     We will hold the 2009 annual meeting at the Pasadena Hilton, 168 S. Los Robles Avenue, Pasadena, California 91101.

     For shareholders of record, the detachable portion of your proxy card is your ticket to the 2009 annual meeting. Please present your ticket when you reach the registration area at the 2009 annual meeting.

     For shareholders who hold shares through a brokerage firm, bank or other holder of record, your admission ticket is the copy of your latest account statement showing your investment in our common shares. Please present your account statement to one of our representatives at the 2009 annual meeting. You cannot vote your shares at the 2009 annual meeting unless you have obtained a legal proxy from your broker, bank or other shareholder of record. A copy of your account statement is not sufficient for this purpose.

Directions to the Pasadena Hilton

INFORMATION ABOUT THE 2009 ANNUAL MEETING	1
What is the purpose of the 2009 annual meeting?	1
Who may attend the 2009 annual meeting?	1
How may I vote my shares in person at the 2009 annual meeting?	1
How may I vote my shares without attending the 2009 annual meeting?	2
May I change my vote after I submit a proxy?	2
How may I cast my vote?	3
May I cumulate my votes for a director?	3
How does the board recommend that I vote at the 2009 annual meeting?	3
How will the named proxies vote if I send in my proxy without voting instructions?	3
How will the named proxies vote if a nominee is unable to serve as director?	3
What vote is required to approve each of the proposals?	4
What happens if cumulative voting occurs?	4
What is the quorum requirement for the 2009 annual meeting?	4
Who bears the costs of proxy distribution and solicitation?	4
What does it mean if I receive more than one proxy or voting instruction card?	5
Who will serve as inspector of election?	5
How is an annual meeting adjourned?	5
BOARD STRUCTURE AND COMMITTEES	5
How is the board of directors structured?	5
What are the procedures for changing the number of directors?	5
How are vacancies filled on the board of directors?	6
Under what circumstances may a director be removed from the board?	6
What committees does the board of directors have?	6
How often did the board and each of the committees meet during 2008?	6
NOMINATING AND GOVERNANCE COMMITTEE	7
What is the function of the nominating and governance committee?	7
How does the nominating and governance committee assess candidates to fill vacancies on the board?	7
What is the role of the board in the nomination process?	7
Who are the members of the nominating and governance committee?	8
How may a shareholder nominate a person to serve on the board?	8
Did we pay fees to any third party to assist us in evaluating or identifying potential nominees to the board?	8

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Did we receive any nominations for director from certain large beneficial owners of our common shares?	9
AUDIT AND FINANCE COMMITTEE	9
Who are the members of the audit and finance committee?	9
Does the audit and finance committee have any audit committee financial experts?	9
Audit and Finance Committee Report	9
COMPENSATION COMMITTEE	11
What is the function of the compensation committee?	11
Compensation Committee Interlocks and Insider Participation	11
GOVERNANCE OF THE COMPANY	11
Is each of our board and committee members independent?	11
Do we have any relationships with any executive officers?	12
What procedures do we use for reviewing and approving transactions between us and our directors and executive officers?	13
Have any of our directors, executive officers or affiliates been involved in certain legal proceedings during the past five years?	13
What is our policy regarding attendance by board members at our annual meetings?	14
What is the process for shareholders and other interested persons to send communications to our board?	14
What are the requirements for submission of shareholder proposals?	14
STOCK OWNERSHIP	15
Are there any large owners of our common shares?	15
How much stock do directors and management own?	16
Section 16(a) Beneficial Ownership Reporting Compliance	17
PROPOSAL 1: ELECTION OF DIRECTORS	17
What is the experience of each nominee for election as a director?	17
What is the experience of our other directors?	18
How did we compensate our directors in 2008?	20
EXECUTIVE OFFICERS	22
What has been the business experience of our executive officers during the past five years?	22
Compensation Discussion and Analysis	24
Compensation Committee Report	32
How were certain of our executive officers compensated in 2008?	33
What plan-based awards did we make to these executive officers in 2008?	37

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What equity awards granted to these executive officers were outstanding at the end of the year?	39
Did any of these executive officers exercise options or have restricted stock or restricted stock units vest in 2008?	40
What pension benefits are payable to these executive officers?	41
Are any of these executive officers participants in a non-qualified deferred compensation plan?	43
What are the terms of our consulting agreement with Mr. Wicks?	43
What are the terms of severance arrangements with executive officers?	43
What are the terms of change in control agreements with executive officers?	43
What do we estimate we will pay each of these executive officers in the event his or her employment is terminated as a result of a change in control?	44
PROPOSAL 2: RATIFICATION OF AUDITORS PROPOSAL	46
What are the audit and finance committee’s pre-approval policies and procedures?	46
Principal Accounting Fees and Services	46
OTHER MATTERS	47
OBTAINING ADDITIONAL INFORMATION FROM US	47

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April 6, 2009

American States Water Company
630 East Foothill Blvd.
San Dimas, California 91773

2009 Proxy Statement

     We are sending this proxy statement and the accompanying proxy to each of our shareholders of record on or about April 6, 2009 in connection with the solicitation by our board of directors of proxies to be voted at our 2009 annual meeting and any adjournments thereof. We have set the record date for determining the shareholders entitled to vote at the 2009 annual meeting as the close of business on March 23, 2009. As of March 23, 2009, we had 17,320,092 common shares outstanding. We do not have any other outstanding equity securities. Each of our common shares is entitled to one vote.

     We will hold our 2009 annual meeting on May 19, 2009 at 10:00 a.m., Pacific Time, at the Pasadena Hilton, 168 S. Los Robles Avenue, Pasadena, California 91101.

INFORMATION ABOUT THE 2009 ANNUAL MEETING

What is the purpose of the 2009 annual meeting?

     At our 2009 annual meeting, we will ask our shareholders to elect four class I directors who will serve until our annual meeting of shareholders in 2011, or until our shareholders duly elect their qualified successors. We will also ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm, and to vote on any other matter which may properly come before the 2009 annual meeting or any adjournment, including any proposal to adjourn the 2009 annual meeting.

     Even if you are able to attend the 2009 annual meeting, we encourage you to vote early using the mail, telephone or on-line methods described below.

Who may attend the 2009 annual meeting?

     Our shareholders and our representatives may attend our 2009 annual meeting. If you are a shareholder of record on the record date, you must bring the detachable portion of your proxy card in order to gain admission to our 2009 annual meeting. You are a shareholder of record if your shares are registered directly in your name. We mailed this proxy statement directly to you if you are a shareholder of record.

     If you are a shareholder who holds shares through a brokerage firm, bank or other holder of record on the record date, you must bring a copy of your latest account statement showing your investment in our common shares. If you are a beneficial owner of our shares, your broker, bank or nominee sent this proxy statement to you.

How may I vote my shares in person at the 2009 annual meeting?

     If you are the shareholder of record, you may vote your shares in person at the 2009 annual meeting if you have the detachable portion of your proxy card as proof of identification. If you are the beneficial owner of shares held in street name, you may vote your shares, at the meeting, if you obtained a legal proxy from your broker, bank or other shareholder of record.

How may I vote my shares without attending the 2009 annual meeting?

     All proxies that shareholders properly sign and return, unless properly revoked, will be voted at the 2009 annual meeting or any adjournment thereof in accordance with the instructions indicated on the proxy.

     You may vote your shares without attending the 2009 annual meeting by mail, by telephone or by Internet.

     Voting by Mail

  You may sign, date and return your proxy cards in the pre-addressed, postage-paid envelope provided.

     Voting by Telephone

  You may vote by proxy using the toll-free telephone number listed on the proxy card. Please have the proxy card in hand before calling.

  If your shares are held through a brokerage firm, bank or other holder of record, you may vote by telephone only if the holder of record (broker, bank or other holder of record) offers that option to you.

     Voting by Internet

  You may also choose to vote by proxy using the Internet. The Internet address is www.proxyvote.com which is also listed on the proxy card. Please have the proxy card in hand before going online. You may also view our proxy statement and 2009 annual report at this web-site.

  If your shares are held through a brokerage firm, bank or other holder of record, you may vote by Internet only if the holder of record (broker, bank or other holder of record) offers that option to you.

     Regardless of whether or not you attend the 2009 annual meeting in person, we encourage all of our shareholders to use the enclosed proxy card to vote their shares.

May I change my vote after I submit a proxy?

     You may revoke your proxy at any time before the named proxies vote at the 2009 annual meeting by any of the following methods:

  filing with us a written notice of revocation of the proxy bearing a later date,

  attending the 2009 annual meeting and voting in person, or presenting a written notice of the revocation of the proxy at the 2009 annual meeting.

     If you hold your shares through a broker, bank or other shareholder of record, then you must obtain a legal proxy in order to take any of these actions.

     Please bear in mind that your execution of a proxy will not affect your right to attend the 2009 annual meeting or any adjournment thereof and vote in person; however, your attendance at the 2009 annual meeting will not, by itself, revoke your proxy, unless you take one of the actions listed above.

How may I cast my vote?

     In the election of directors, you may vote your shares for the nominees in the following manner:

  “FOR” all of the nominees,

  “WITHHOLD” all (you may withhold your authority to vote for any nominee by lining through or otherwise striking out the name of any nominee), or

  “FOR ALL EXCEPT,” and write in the nominee(s) with respect to whom you choose to withhold your authority to vote.

     With respect to the vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, you may vote your shares in the following manner:

  “FOR,”

  “AGAINST,” or

  “ABSTAIN”

     Each share is entitled to one vote on each of these matters.

May I cumulate my votes for a director?

     You may not cumulate your votes for a director (i.e., cast for any candidate a number of votes greater than the number of common shares that you hold on the record date) unless you or another shareholder places the candidate’s name in nomination prior to the voting, and prior to the voting, gives notice of an intention to cumulate votes at the 2009 annual meeting.

     If you or any other shareholder gives notice prior to voting of an intention to cumulate votes, then all shareholders may cumulate their votes for candidates who have been nominated.

How does the board recommend that I vote at the 2009 annual meeting?

     Our board recommends that you vote your shares “FOR” each of the nominees for class I director, and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How will the named proxies vote if I send in my proxy without voting instructions?

     The named proxies will vote “FOR” the election of the board’s nominees as directors and “FOR” the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm if you send in your proxy without voting instructions. Unless you otherwise instruct, the named proxies will also vote on any other matter that properly comes before the 2009 annual meeting, including adjournment, as they determine in their discretion.

How will the named proxies vote if a nominee is unable to serve as director?

     In the event any one or more of the nominees is withdrawn from nomination as a director or is unable to serve for any reason, a contingency not now anticipated, the named proxies may vote for a substitute nominee or nominees, unless otherwise instructed by a shareholder on his or her proxy.

What vote is required to approve each of the proposals?

Proposal 1

Candidates for the board of directors receiving the highest number of affirmative votes of the shares entitled to vote at the 2009 annual meeting in person or by proxy (up to the number of directors to be elected) will be elected. Votes cast against a candidate or votes withheld will have no legal effect. Brokers are authorized to vote on this proposal unless you instruct otherwise.

Proposal 2

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be ratified by the affirmative vote of those present in person or by proxy at the 2009 annual meeting. Abstentions on this proposal will have the effect of a vote against the proposal. Brokers are authorized to vote on this proposal unless you instruct otherwise.

What happens if cumulative voting occurs?

     If we conduct voting for directors by cumulative voting, then you may cast a number of votes equal to the number of directors authorized multiplied by the number of shares you have a right to vote. You may cast your votes for a single candidate or you may distribute your votes on the same principle among as many candidates in whatever proportion you desire.

     The accompanying proxy card will grant the named proxies discretionary authority to vote cumulatively if cumulative voting applies. Unless you instruct the named proxies otherwise, the named proxies will vote equally for each of the four candidates for the office of director; provided, however, that if sufficient numbers of our shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will:

  determine the number of directors they may elect,

  select such number from among the named candidates,

  cumulate their votes, and

  cast their votes for each candidate among the number they are entitled to vote.

What is the quorum requirement for the 2009 annual meeting?

     A quorum is present if shareholders holding a majority of shares entitled to vote on the record date are present at the 2009 annual meeting, either in person or by proxy. We will count shares represented by proxies that reflect abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. The term “broker non-vote” refers to shares held by brokers or nominees who have not received instructions on how to vote from the beneficial owners or persons entitled to vote if the broker or nominee indicates on the proxy that the broker or nominee does not have discretionary power to vote on the matter.

Who bears the costs of proxy distribution and solicitation?

     We will bear the entire cost of preparing, assembling, printing and mailing proxy statements, and the costs of any additional materials, which the board may furnish to you. We will solicit proxies by U.S. mail or, in the case of brokers, banks and other nominees by personal delivery. We may also solicit proxies by telephone, or personally, by directors, officers and regular employees of the company who will receive no extra compensation for performing these services.

What does it mean if I receive more than one proxy or voting instruction card?

     It means your shares are either registered differently or appear in more than one account. Please provide us with voting instructions for all proxy and voting instruction cards that you receive.

Who will serve as inspector of election?

     The board of directors has appointed Broadridge Financial Solutions, Inc. to act as the inspector of election. The inspector of election will count all votes cast, whether in person or by proxy.

How is an annual meeting adjourned?

     Shareholders may adjourn an annual meeting by the affirmative vote of a majority of the shares represented at the annual meeting, in person or by proxy, even if a quorum is not present. In the absence of a quorum at the 2009 annual meeting, no business may be transacted at the 2009 annual meeting other than an adjournment. We may conduct any business at an adjourned meeting which we could have conducted at the original meeting.

     We are not required to give you notice of an adjournment of an annual meeting if we announce the time and place of the adjournment at the annual meeting at which the adjournment takes place. We must, however, give you notice of the adjourned meeting if the adjournment is for more than 45 days or, if after the adjournment, we set a new record date for the adjourned meeting.

BOARD STRUCTURE AND COMMITTEES

How is the board of directors structured?

     The board of directors currently consists of eight directors divided into two classes (class I and class II). Shareholders elect directors in each class to serve for a two-year staggered term expiring in successive years or until shareholders duly elect their successors. The term of the class I directors will expire at the 2011 annual meeting.

     Lloyd Ross, the chair of the board, is a non-voting ex-officio member of all committees of the board and is the presiding director for non-management executive sessions of the board. The board holds non-management executive sessions of the board following regularly scheduled meetings and on an as-needed basis.

What are the procedures for changing the number of directors?

     Under our bylaws, the board of directors may increase the authorized number of directors up to nine without obtaining shareholder approval so long as we list our common shares on the New York Stock Exchange. In the event that the number of directors increases, we will apportion the increase between each of the classes of directors to make each class as nearly equal as possible. If the number of authorized directors is increased to nine during any period that we list our common shares on the New York Stock Exchange, the board will apportion the directors among three classes, each consisting of one-third of the directors, instead of two classes. Directors would then serve for a term of three years, with one-third of the directors elected each year.

     The board of directors may also decrease the number of authorized directors to no less than five without shareholder approval. If the number of authorized directors is decreased to five, then the board will cease to be classified; provided, that the decrease in the number of directors cannot shorten the term of any incumbent director.

     Unless otherwise approved by our shareholders, the board of directors will cease to be classified if our common shares are not listed on the New York Stock Exchange.

How are vacancies filled on the board of directors?

     The majority of the remaining directors may fill vacancies on the board, except those existing as a result of a removal of a director, though less than a quorum. If the board consists of only one director, the sole remaining director may fill all vacancies on the board. Each director so elected will hold office until the end of the term of the director who has been removed, or until the director’s successor has been duly elected and qualified. Our shareholders also have the right to elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

Under what circumstances may a director be removed from the board?

     Under California law, members of the board of directors may be removed by the board of directors as the result of a felony conviction or court declaration of unsound mind,

  by the shareholders without cause, or

  by court order for fraudulent or dishonest acts or gross abuse of authority or discretion.

     Generally, shareholders may not remove a director if the votes cast against removal are sufficient to elect the director if voted cumulatively at an election of directors held at the time of removal. In addition, no director may be removed by shareholders by written consent unless all shareholders vote for removal of the director.

What committees does the board of directors have?

     The board has three standing committees:

  an audit and finance committee,

  a nominating and governance committee, and

  a compensation committee.

     Each of these committees operates under a written charter which identifies the purpose of the committee and its primary functions and responsibilities. Information regarding how to obtain a copy of the charters is set forth in this proxy statement under the heading “Obtaining Additional Information From Us.”

     The board has also established a committee to review our contract operations known as the ASUS committee and a strategy and corporate development committee.

How often did the board and each of the committees meet during 2008?

     During 2008,

  directors met, as a board, ten times,

  the audit and finance committee met ten times,

  the nominating and governance committee met six times,

  the ASUS committee met four times,

  the compensation committee met nine times,

  the special committees met four times, and

  the strategy and corporate development committee met nine times.

     No board member attended less than 75% of the meetings of the board in 2008. No committee member attended less than 75% of the committee meetings of any committee in which he or she was a member.

NOMINATING AND GOVERNANCE COMMITTEE

What is the function of the nominating and governance committee?

     The nominating and governance committee assesses qualifications of candidates to fill vacancies on the board and makes recommendations to the board regarding candidates to fill these vacancies. The nominating and governance committee also recommends to the board changes in the company’s corporate governance policies and procedures, CEO succession and board training.

How does the nominating and governance committee assess candidates to fill vacancies on the board?

     The nominating and governance committee selects nominees for directors on the basis of a number of qualifications, including:

  a reputation for integrity, honesty and adherence to high ethical standards,

  holding or having held a generally recognized position of leadership,

  business acumen, business or governmental experience and an ability to exercise sound business judgment in matters that relate to our current and long-term objectives,

  an interest and ability to understand the sometimes conflicting interests of our various constituencies, including shareholders, employees, customers, regulators, creditors and the general public,

  an interest and ability to act in the interests of all shareholders, and an ability to work constructively with groups of diverse perspectives and to tolerate opposing viewpoints.

     The nominating and governance committee considers candidates recommended by board members, professional search firms, shareholders and other persons, in addition to board members whose terms may be expiring. The manner in which the nominating and governance committee evaluates a new person as a nominee does not differ based on who makes the nomination.

What is the role of the board in the nomination process?

     After the board receives the nominating and governance committee’s recommendations on nominees, the board then nominates director candidates the board deems most qualified for election at an annual meeting.

     If a vacancy or a newly created board seat occurs between annual meetings, the board is responsible for filling the vacancy or newly created board seat in accordance with our bylaws as described above under the heading “How are vacancies filled on the board of directors?”

Who are the members of the nominating and governance committee?

     Ms. Holloway is the chair of the nominating and governance committee. Mr. Anderson, Dr. Bontá and Mr. Dodge are members of this committee. Mr. Ross serves as a non-voting ex-officio member of this committee.

How may a shareholder nominate a person to serve on the board?

     You may submit the name of a person for election as a director either by submitting a recommendation to the nominating and governance committee or by directly submitting a name for consideration at a shareholder meeting. In either event, you must submit the name of the nominee in writing to our corporate secretary at our corporate headquarters between February 18, 2010 and March 5, 2010, in order for your nominee to be considered for election as a director at the 2010 annual meeting. If we change the 2010 annual meeting date by more than 30 days or a special meeting is held, you will have another opportunity to submit nominations. In this case, the corporate secretary must receive your nomination at our corporate headquarters no later than the close of business on the tenth day following the earlier of the date on which we mail you notice of the meeting or we publicly disclose the meeting date.

     Your notice to the corporate secretary must contain:

  all information that the Securities and Exchange Commission requires us to disclose in our proxy statement about the nominee,

  a consent by the nominee to be named in the proxy statement and to serve as a director if elected,

  the name and address of the record and beneficial owner, if any, of the shares making the nomination, and the number of shares held.

     If you submit a name for consideration by the nominating and governance committee, we may also ask you to provide other information reasonably related to the recommended individual’s qualifications as a nominee. The person recommended should be able to, upon request and with reasonable advance notice, meet with one or more members of the nominating and governance committee and/or the board of directors to inquire into the nominee’s qualifications and background and otherwise to be interviewed for purposes of the nomination.

     If you plan to submit a name directly for nomination as a director at a shareholder meeting, you must comply with all requirements of the Securities Exchange Act of 1934 in connection with soliciting shareholders to vote for your nominee.

     We have made no material changes in 2009 to these procedures for the nomination of directors.

Did we pay fees to any third party to assist us in evaluating or identifying potential nominees to the board?

     We have not paid any fees for assistance in identifying potential candidates to fill a vacancy on the board.

Did we receive any nominations for director from certain large beneficial owners of our common shares?

     We have not received any nominations from a shareholder or a group of shareholders owning more than 5% of our outstanding common shares.

AUDIT AND FINANCE COMMITTEE

Who are the members of the audit and finance committee?

     Mr. Kathol is the chair of the audit and finance committee. Mr. Dodge and Mr. King are members of this committee. Mr. Ross serves as a non-voting ex-officio member of this committee.

Does the audit and finance committee have any audit committee financial experts?

     The board of directors determined that Mr. Kathol and Mr. King are “audit committee financial experts” under the corporate governance listing standards of the New York Stock Exchange.

Audit and Finance Committee Report

     Functions of the Audit and Finance Committee

     The audit and finance committee

  reviews significant public documents containing financial statements provided to shareholders and regulatory agencies and reviews all periodic reports filed with the Securities and Exchange Commission, discusses with the company’s independent registered public accounting firm its plans, if any, to use the work of internal auditors,

  reviews the internal audit function, including its competence and objectivity and proposed audit plans for the coming year, including intended levels of support for and coordination with the external audit process, discusses with the internal auditors and the company’s independent registered public accounting firm, the financial statements and the results of the audit,

  discusses with the company’s independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of the audit, reviews the qualifications of our independent registered public accounting firm and appoints (and has sole authority to terminate) our independent registered public accounting firm,

  reviews and approves fees charged by our independent registered public accounting firm,

  reviews and evaluates the effectiveness of our process for assessing significant risks and the steps management takes to minimize these risks,

  reviews and makes recommendations to the board of directors regarding related party transactions,

  reviews accounting and financial human resources,

  establishes procedures for the receipt, retention and treatment of complaints that the company receives regarding accounting, internal controls or auditing matters, and the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters or related party transactions, and reviews the committee’s charter and its own performance annually.

     Management has the primary responsibility for our financial statements, internal controls, disclosure controls and the financial reporting process. PricewaterhouseCoopers LLP, our registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report based on its findings. The audit and finance committee’s responsibility is to monitor and oversee our financial reporting process. PricewaterhouseCoopers LLP reports directly to the audit and finance committee and the board of directors.

     Discussions with Independent Auditors

     PricewaterhouseCoopers LLP provided to the audit and finance committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit and finance committee discussed with PricewaterhouseCoopers LLP the independent accountant’s independence. The audit and finance committee also reviewed and discussed our audited consolidated financial statements with PricewaterhouseCoopers LLP and the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the firm’s evaluation of our internal control over financial reporting and the overall quality of our financing reporting.

     Discussions with Management

     During 2008, the committee discussed with management the company’s audited consolidated financial statements. Management has represented to the audit and finance committee that our internal control over financial reporting have no material weaknesses and that management prepared the company’s consolidated financial statements in accordance with generally accepted accounting principles.

     Recommendation for Inclusion in Form 10-K

     Based upon the audit and finance committee’s discussions with management and PricewaterhouseCoopers LLP, the audit and finance committee’s review of the representations of management and the reports and presentations of PricewaterhouseCoopers LLP to the audit and finance committee, the audit and finance committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

     This report is submitted by:

          Robert F. Kathol, Chair
          N. P. Dodge, Jr., Member
          Gary F. King, Member

COMPENSATION COMMITTEE

What is the function of the compensation committee?

     The compensation committee approves the compensation of our executive officers, including the compensation of Robert J. Sprowls, the president and chief executive officer of the company. It also administers the 2000 Stock Incentive Plan, or 2000 plan, the 2008 Stock Incentive Plan, or 2008 plan, and the 2003 Non-Employee Directors Plan, or directors plan, reviews and makes recommendations to the board of directors regarding long-term compensation strategies and compensation of directors and periodically reviews the performance of our executive officers. Unless otherwise provided by the board, the compensation committee does not have the authority to delegate its authority to a subcommittee.

Compensation Committee Interlocks and Insider Participation

     Mr. Anderson is the chair of the compensation committee. Ms. Holloway and Dr. Bontá are members of this committee. Mr. Ross is a non-voting ex-officio member of this committee.

     The board has determined that no member of this committee has a material relationship with the company, either directly or indirectly as a partner, shareholder or officer of an organization that has a material relationship with us or any other relationship with the company that the board of directors determined would affect the independence of that member.

     No member of this committee is a current or former officer or employee of the company or any of its subsidiaries. None of the executive officers of the company is (or has been during the past three years) a member of the board of directors or the compensation committee of any company on which any of our directors serve as an executive officer, director or member of the compensation committee.

GOVERNANCE OF THE COMPANY

Is each of our board and committee members independent?

     Based on information solicited from each director, the board has determined that each of our directors, other than Mr. Wicks, has no material relationship with us, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with us and is otherwise independent under the corporate governance standards of the New York Stock Exchange. We have not adopted any other categorical standards for determining whether a board member is independent.

     Mr. Wicks was the only director that was an employee of the company in 2008. He is not standing for re-election to the board. We have nominated Mr. Sprowls, who is the President and Chief Executive Officer of the company, to serve as a director of the company. Mr. Sprowls, if elected to the board, will not be an independent member of the board.

     The board determined that Mr. Anderson, Dr. Bontá, Mr. Dodge, Ms. Holloway, Mr. Kathol, Mr. King and Mr. Ross are independent directors. In determining that these directors are independent, the board considered the following facts:

  none of these directors or any of their immediate family members is or has been an executive officer or employee of the company or any of its subsidiaries at any time,

  none of our directors or any of their immediate family members or any “related person” had any indebtedness to us, any business relationship with us or any transaction or proposed transaction with us in excess of $120,000 in 2008, other than compensation for serving as a director or as a member of a committee of the board, none of these directors or any of their immediate family members received during any twelve month period within the last three years more than $100,000 in direct compensation from us, other than compensation for serving as a director or as a member of a committee of the board, none of these directors has accepted, either directly or indirectly, any consulting, advisory or other compensatory fee from us, other than compensation for serving as a director or a member of a committee of the board, no director is, or has been, an employee of any entity, including a charitable organization, that has made payments to, or received payments or charitable contributions from us at any time during the past three years for property or services in an amount which, in any single fiscal year exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues reported for that fiscal year, no immediate family member is an executive officer of any entity, including a charitable organization, that has made payments to, or received payments or charitable contributions from us at any time during the past three years for property or services in an amount which, in any single fiscal year exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues reported for that fiscal year, no director or an immediate family member is a current partner or employee of a firm that is our internal or external auditor,

  no director or an immediate family member was within the last three years a partner or employee of our internal or external auditor and personally worked on our audit during that time,

  none of the executive officers of the company is (or has been during the past three years) a member of the board of directors or the compensation committee of any company on which any of our directors serve as an executive officer, director or member of the compensation committee, and none of our directors is prohibited from serving on our board of directors by the interlocking director rules of the Federal Energy Regulatory Commission.

     We did not identify any other business or other relationship between us and any non-employee director that would affect the independence of these directors nor did the board consider any other relationship or transaction in determining director independence. The board has also affirmatively determined that all members of the audit and finance committee, nominating and governance committee and compensation committee, including Mr. Ross, are independent directors under the corporate governance listing standards of the New York Stock Exchange and that all members of the audit and finance committee are independent under the standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934.

     No member of the audit and finance committee served on more than three public company boards.

Do we have any relationships with any executive officers?

     No executive officer or any of his or her immediate family members had any indebtedness to us, any business relationship with us or any transaction or proposed transaction with us in 2008.

What procedures do we use for reviewing and approving transactions between us and our directors and executive officers?

     We have adopted a code of conduct and guidelines on significant governance issues which include policies and procedures regarding relationships between us and our directors and executive officers. Information about how to obtain a copy of the code of conduct and guidelines on significant governance issues is set forth in this proxy statement under the heading “Obtaining Additional Information From Us.”

     Under the company’s guidelines on significant governance issues, directors are expected to make business opportunities relating to the company’s business available to the company before pursuing the opportunity for the director’s own or another’s account. Neither the board nor the audit and finance committee have approved any other guidelines that would permit a director or executive officer to engage in any transaction or action that would create a conflict of interest. All conflict of interest transactions must be approved by disinterested members of the board and the audit and finance committee in accordance with California law and the rules of the New York Stock Exchange.

     Our code of conduct prohibits any director or executive officer from engaging in any transactions or other actions which create a conflict of interest, except under guidelines approved by the board or the audit and finance committee. A conflict of interest arises if a director or executive officer takes an action or has interests that may make it difficult for the director or executive officer to act objectively or effectively and include:

  causing the company or any of its subsidiaries to employ or retain a family member as an employee or consultant,

  causing the company or any of its subsidiaries to do business with any business in which the director, executive officer or any family member stands to gain personally,

  making investments which may impair the ability of the director or executive to make decisions on behalf of the company,

  taking advantage of business opportunities relating to the company’s business or that are discovered through the use of corporate property, information or position for personal gain, without first offering the opportunity to the company, or otherwise competing with the company.

     Our guidelines on significant governance issues also require each director to disclose to the board any financial or personal interest in any transaction that comes before the board for approval. Each director and executive officer is also required to disclose annually any relationships with the company and to declare that all such relationships during the prior year have been disclosed. Our board did not consider any transactions in which any member of the board or executive officer had an interest in 2008.

     We do not provide loans, loan guarantees or otherwise extend credit, directly or indirectly, to any of our executive officers or directors.

Have any of our directors, executive officers or affiliates been involved in certain legal proceedings during the past five years?

     None of our current executive officers or directors, Mr. Sprowls or any affiliate or owner of more than 5% of our common shares has been a party adverse to us in any material legal proceeding.

     Mr. George, who is the former executive vice president of corporate development of the company, is the former chief executive officer of Western Water Company. Western Water Company filed for bankruptcy protection under chapter 11 of the federal bankruptcy laws in May 2005 in the Northern District of California, Oakland Division. The bankruptcy court confirmed a plan of reorganization of Western Water Company on February 6, 2006, that became effective on February 17, 2006, and closed the case on March 21, 2006.

What is our policy regarding attendance by board members at our annual meetings?

     We adopted a policy that each director should make every reasonable effort to attend each annual meeting of shareholders. All directors were present at our 2008 annual meeting.

What is the process for shareholders and other interested persons to send communications to our board?

     You or any interested person may, at any time, communicate in writing with the chair of the board who presides at regularly scheduled executive sessions of the non-management directors, any particular director, or non-management directors as a group, by writing to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773. We will provide copies of written communications received at this address to the relevant director or the non-management directors as a group unless the corporate secretary, in her reasonable judgment, considers the communications to be improper for submission to the intended recipient(s). Examples of communications considered improper for submission include customer complaints, solicitations, ordinary work employee grievances, communications that do not relate directly or indirectly to our business, and communications that relate to improper or irrelevant topics.

What are the requirements for submission of shareholder proposals?

     If you want us to include your shareholder proposal in our proxy materials for the 2010 annual meeting, you must submit the proposal to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773. Our corporate secretary must receive your proposal no later than December 6, 2009. Your proposal must also satisfy the other requirements for shareholder proposals set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

     A shareholder making a shareholder proposal should state as clearly as possible the course of action that the shareholder believes we should follow. If we place a shareholder proposal on the proxy card, we will provide, in the form of proxy, the means for other shareholders to specify, by checking a box, as to whether they want to approve, disapprove or abstain from voting on the shareholder proposal.

     If you want your shareholder proposal to be considered at the 2010 annual meeting and you have not met the deadline for us to include your shareholder proposal in our proxy materials, you may nevertheless submit your proposal for consideration at the 2010 annual meeting if you comply with the following procedures.

     You must deliver or mail your notice to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773 stating that you intend to submit a shareholder proposal at our 2010 annual meeting. Our corporate secretary must receive your notice between February 18, 2010 and March 5, 2010, unless we change our 2010 annual meeting date by more than 30 days from the date of our 2009 annual meeting, in which case, our corporate secretary must receive your notice no later than the close of business on the tenth day following the day on which we mail you notice of the meeting or the date we publicly disclose the date of the meeting.

     Your notice to our corporate secretary must include for each matter you propose to bring before the 2010 annual meeting:

  a brief description of the matter you intend to bring before the 2010 annual meeting,

  reasons for bringing such matter before the 2010 annual meeting,

  the name and address of the record and beneficial owner, if any, of the shares making the proposal,

  the number of our common shares you own, and

  any material interest you have in the matter.

STOCK OWNERSHIP

Are there any large owners of our common shares?

     The following table identifies shareholders who own more than five percent of our outstanding common shares on March 23, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

		Amount and Nature of	Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Class
Common Shares	A group consisting of:	1,135,977(1)	6.40%(2)

Barclays Global Investors, NA
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, California 94105

Barclays Global Investors, Ltd.
Murray House
1 Royal Mint Court
London, EC3N 4HH

(1) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009, the group has sole voting power over 873,425 of our common shares and sole dispositive power over 1,135,977 of our common shares.
(2) Based on 17,320,092 common shares outstanding on March 23, 2009 and 440,964 shares which our directors, executive officers and managers as a group have the right to acquire on or prior to May 22, 2009.
____________________

How much stock do directors and management own?

     We are providing you information in the table below regarding the number of our common shares beneficially owned by our directors and executive officers as of March 23, 2009, including common shares which each director and executive officer has a right to acquire on or prior to May 22, 2009.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Number of Shares	Percent of Class
James L. Anderson	13,733(1)	*
Diana M. Bontá	1,572(1)	*
N. P. Dodge, Jr.	15,226(1)	*
Anne M. Holloway	15,275(1)	*
Robert F. Kathol	12,676(1)	*
Gary F. King	4,572(1)	*
Lloyd E. Ross	15,797(1)	*
Floyd E. Wicks	31,737(2)	*
Robert J. Sprowls	29,106(3)	*
Eva G. Tang	33,814(4)	*
McClellan Harris III	21,748(5)	*
Denise L. Kruger	45,328(6)	*
James B. Gallagher	33,203(7)	*
Michael P. George	8,283(8)	*
Directors and Executive Officers as a Group	442,751(9)	2.49%(10)
*Less than one percent

(1) Each non-employee director, other than Mr. King and Dr. Bontá, has a right to acquire, on or prior to May 22, 2009, 8,000 of our common shares through the exercise of stock options and 231 of our common shares with respect to stock units credited to his or her stock option dividend equivalent account pursuant to the directors plan. Mr. King has a right to acquire, on or prior to May 22, 2009, 3,000 of our common shares through the exercise of stock options granted pursuant to the directors plan. Each non-employee director also has a right to acquire, on or prior to May 22, 2009, 387 of our common shares with respect to the payout of his or her restricted stock units granted in 2007 and 2008.
(2) Mr. Wicks has the right to acquire 30,145 of our common shares on or prior to May 22, 2009 through the exercise of stock options granted pursuant to the 2000 plan.
(3) Mr. Sprowls has the right to acquire 23,945 of our common shares on or prior to May 22, 2009 through the exercise of stock options granted pursuant to the 2000 plan.
(4) Ms. Tang has the right to acquire 29,463 of our common shares on or prior to May 22, 2009 through the exercise of stock options granted pursuant to the 2000 plan.
(5) Mr. Harris has the right to acquire 12,464 of our common shares on or prior to May 22, 2009 through the exercise of stock options granted pursuant to the 2000 plan.
(6) Ms. Kruger has the right to acquire 34,291 of our common shares on or prior to May 22, 2009 through the exercise of stock options granted pursuant to the 2000 plan.
(7) Mr. Gallagher has the right to acquire 27,913 of our common shares on or prior to May 22, 2009 through the exercise of stock options granted pursuant to the 2000 plan.
(8) Mr. George is no longer an employee of the company.
(9) Of this amount, our directors and executive officers as a group have the right to acquire 328,418 of our common shares on or prior to May 22, 2009 through the exercise of stock options or the pay-out of restricted stock units. We have not included in this table common shares relating to dividend equivalents that may be received by our directors and executive officers with respect to dividends declared by the board after March 23, 2009 or restricted stock units which the directors will have a right to acquire on the date of the 2009 annual meeting pursuant to the directors plan.
(10) Based on 17,320,092 common shares outstanding on March 23, 2009 and 440,964 shares which our directors, executive officers and managers as a group, have the right to acquire on or prior to May 22, 2009.
____________________

     The board, after consideration of the stock ownership guidelines adopted by other companies (particularly, other investor-owned utilities), established stock ownership guidelines that it subjectively deemed appropriate for the chief executive officer and the other named executive officers. Under these guidelines, we requested the chief executive officer and the named executive officers to own stock with a value equal to 2.5 times and 1.5 times his or her base salary, respectively, by May 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

     We have adopted procedures to assist our directors and executive officers in complying with Section 16(a) of the Securities Exchange Act of 1934, including assisting directors and executive officers with preparing and filing of a Form 3s, Form 4s and, if applicable, Form 5s. We believe, on the basis of our review of the forms filed by directors and executive officers in 2008, that the following Form 4s were filed late:

  Mr. Harris and Mr. Gedney filed a Form 4, 26 days late with respect to restricted stock units that vested on January 2, 2008;

  Mr. Gallagher, Ms. Kruger, Mr. Scanlon, Mr. Sprowls, Mr. Switzer, Ms. Tang, and Mr. Tanner filed a Form 4, 27 days late with respect to restricted stock units that vested on January 2, 2008;

  Ms. Rentfrow, Mr. Gallagher, Ms. Kruger, Mr. Scanlon, Mr. Sprowls, Mr. Switzer, Ms. Tang and Mr. Tanner filed a Form 4, one day late with respect to restricted stock units that vested on January 28, 2008; and

  Mr. Wicks filed a Form 4, 338 days late with respect to taking out a 401(k) loan on April 18, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS

What is the experience of each nominee for election as a director?

     Our board of directors has nominated four class I directors for a two-year term expiring at the end of our annual meeting of shareholders in 2011 or until their successors are duly elected and qualified.

     The ages of the directors reported below are as of March 23, 2009.

The Board of Directors recommends that shareholders vote FOR each of the nominees listed below.

Mr. James L. Anderson
Mr. Anderson has been the Senior Vice President of Americo Life Inc. since 1996. He served for ten years as the President and Chief Executive Officer of Fremont Life Insurance Company prior to its acquisition by Americo Life Inc. He served as President and Chief Operating Officer of National American Insurance Company of California, a property and casualty company, from 1975 to 1982. Mr. Anderson is 65 years old. He is a member of our nominating and governance committee and strategy and corporate development committee, and chair of the compensation committee. He has served as a director since 1997.

Dr. Diana M. Bontá
Dr. Bontá is the Vice President of Public Affairs of the Kaiser Foundation Health Plan and Hospitals, Southern California Region. She previously served as the first Latina Director of the California Department of Health Services from 1999 to 2004. Dr. Bontá holds doctorate and masters degrees in public health from the University of California, Los Angeles. Dr. Bontá is 58 years old. She is a member of the nominating and governance committee, the compensation committee and the ASUS committee. She has served as a director since 2007.

Ms. Anne M. Holloway
Ms. Holloway retired from active service in the finance profession in 2000. She was a partner in Navigant Consulting, Inc., a provider of financial and strategic consulting services to Fortune 500 companies, governments and governmental agencies from 1999 to 2000. She served as President of Resolution Credit Services Corp., a subsidiary of Xerox Financial Services, from 1992 to 1998. Prior to joining the Resolution Group, Ms. Holloway held various management positions with Shawmut National Corporation, a financial services company. She is the Vice-Chair of the Board of Trustees of Sacred Heart Schools in Atherton, California. Ms. Holloway is 56 years old. She is a member of the compensation committee and strategy and corporate development committee and chair of the nominating and governance committee. Ms. Holloway has served as a director since 1998.

Mr. Robert J. Sprowls
Robert J. Sprowls was appointed President and Chief Executive Officer of American States Water Company effective January 1, 2009. Mr. Sprowls holds similar titles and responsibilities for the company’s subsidiaries, Golden State Water Company, Chaparral City Water Company and American States Utility Services, Inc. and its subsidiaries. Mr. Sprowls joined American States Water Company in June 2004 as Senior Vice President – Finance, Chief Financial Officer, Treasurer and Corporate Secretary. He was promoted to Executive Vice President – Finance, Chief Financial Officer, Treasurer and Corporate Secretary in January 2008 and became Executive Vice President of the company and its subsidiaries in November 2008. Prior to joining American States Water Company, Mr. Sprowls served as President of Central Illinois Light Company from 2001 through 2003. Mr. Sprowls is 51 years old. Mr. Sprowls has not previously served on the board.

What is the experience of our other directors?

     Our board has four class II directors with terms expiring at the end of next year’s annual meeting or until their successors are duly elected and qualified.

     The ages of the following directors are as of March 23, 2009.

Mr. N.P. Dodge, Jr.
Mr. Dodge has been President of NP Dodge Company, a full-service real estate company in Omaha, Nebraska, since September 1978. He is a director of the Omaha Public Power District and Bridges Investment Fund. Mr. Dodge is 72 years old. He is a member of the nominating and governance committee and audit and finance committee and serves as chair of the ASUS committee. Mr. Dodge has served as a director since 1990.

Mr. Robert F. Kathol
Mr. Kathol has been Executive Vice President of Smith Hayes Financial Services Corporation, an investment banking firm in Omaha, Nebraska since 2001. He is a director of the Nebraska Community Foundation, a public entity, G.P. Investments, Inc., and Mount Marty College, a private entity. Mr. Kathol also sits on the audit and finance committees at Mount Marty College. He was Executive Vice President of Kirkpatrick, Pettis, Smith, Polian, Inc. prior to its acquisition by Smith Hayes Financial Services Corporation in 2000. Mr. Kathol is 68 years old. He is a member of the ASUS committee and is chair of the audit and finance committee. Mr. Kathol has served as a director since 1995.

Mr. Gary F. King
Mr. King retired as a senior audit partner of Deloitte & Touche LLP in 2005 after 34 years of service with the firm. During his career, he served as the lead client service partner on several of Deloitte’s largest publicly-held audit clients in the defense, technology and utility industries. Mr. King is 62 years old. He is a member of the audit and finance committee and chair of the strategy and corporate development committee. Mr. King has served as a director since 2006.

Mr. Lloyd E. Ross
Mr. Ross has been the principal of L. Ross Consulting since 2003. He was Managing Partner of Invermex, LP, a developer of hotels in the southwestern United States and northern Mexico, from 1997 to 2003. From 1976, prior to becoming Managing Partner of Invermex, LP, Mr. Ross was the President and Chief Executive Officer of SMI Consulting, a commercial and industrial general contracting firm in Irvine, California. Mr. Ross is 68 years old. He has been chair of the board of directors of the company since April 1999 and has served as a director since 1995. He is a non-voting ex-officio member of each of the committees of the board.

Mr. Floyd E. Wicks
Mr. Wicks retired as President and Chief Executive Officer of the company and its subsidiaries on December 31, 2008. He had been the President and Chief Executive Officer of American States Water Company since its formation as a holding company for Golden State Water Company in 1998 until January 1, 2009. He has served as President and Chief Executive Officer of Golden State Water Company since April 1992, and President and Chief Executive Officer of each of our other subsidiaries since their formation or acquisition by us until January 1, 2009. Mr. Wicks is 65 years old. Mr Wicks is a member of the ASUS committee and the strategy and corporate development committee and has served as vice chair of the board since January 1, 2009. Mr. Wicks has served as a director since 1992. He will continue to serve on the board of directors as a class I director until his successor is elected to the board at the 2009 annual meeting and will provide consulting services to the company through June 30, 2009. His talent, knowledge and contributions to the company will be missed.

How did we compensate our directors in 2008?

     We paid fees to each of our directors monthly in cash and made awards of restricted stock units to our directors pursuant to the terms of the directors plan in 2008 as more particularly described below. We also reimbursed each of our directors for expenses incurred in the performance of his or her duties as a director. We did not pay any other compensation to any director in 2008. Nor did we provide any perquisites or other benefits to any director in 2008 which aggregated $10,000 or more.

DIRECTOR (1) COMPENSATION FOR 2008 (5)

	Fees Paid or Earned
	in Cash	Stock Awards		Total
Name	($)	($)(2)		($)
Lloyd E. Ross	$102,400	$32,381	(3)	$134,781
James L. Anderson	62,300	32,063	(3)	94,363
Dr. Diana M. Bontá	53,600	41,602		95,202
N.P. Dodge, Jr.	58,700	32,163	(3)	90,863
Anne M. Holloway	64,700	51,665	(3)	116,365
Robert F. Kathol	57,800	32,381	(3)	90,181
Gary F. King	52,100	44,602	(4)	96,702

(1) Mr. Wicks, the president and chief executive officer of the company in 2008, was also a director of the company. We did not pay him any additional compensation for his services as a director or member of the ASUS committee or strategy and corporate development committee in 2008.
(2) The amounts in this column are the dollar amounts that we recognized on our financial statements for the year ended December 31, 2008 for the fair value of restricted stock units granted in 2008 in accordance with SFAS No. 123(R). We provide information regarding the assumptions used in the calculation of these amounts in Note 12 to our financial statements for the year ended December 31, 2008 in our Form 10-K filed with the Securities and Exchange Commission on March 13, 2009. We did not make any other form of stock award to any director in 2008. None of our directors forfeited any stock awards in 2008. Mr. Ross, Mr. Anderson, Dr. Bontá, Mr. Dodge, Ms. Holloway, Mr. Kathol and Mr. King had a balance of 8,433, 8,110, 2,126, 8,212, 7,999, 8,433 and 2,302 restricted stock units, respectively, credited to his or her account at December 31, 2008.
(3) Of this amount, Mr. Ross, Mr. Anderson, Mr. Dodge, Ms. Holloway and Mr. Kathol each received restricted stock units with an aggregate grant date fair value of $4,500 as dividend equivalents on options.
(4) Of this amount, Mr. King received restricted stock units with an aggregate grant date fair value of $3,000 as dividend equivalents on options.
(5) We did not grant any options to directors in 2008. Each director, other than Dr. Bontá and Mr. King, had options to acquire 8,000 of our common shares outstanding at December 31, 2008. Mr. King had options to acquire 3,000 of our common shares outstanding at December 31, 2008. We have not granted any options to Dr. Bontá.
____________________

     We paid fees to non-employee directors of the board for services rendered in 2008 on the following basis:

  to each non-employee director, an annual retainer of $20,000 for service on the board, payable in equal monthly installments,

  to Mr. Ross, an annual retainer of $80,000 for his services as chair of the board, payable in equal monthly installments,

  to the chair of the audit and finance committee, an additional annual retainer of $15,000 for service as chair, payable in equal monthly installments,

  to the chair of the compensation committee, the nominating and corporate governance committee, the strategy and corporate development committee and the ASUS committee, an additional annual retainer of $7,500 for service as chair, payable in equal monthly installments, to each outside director, other than Mr. Ross, and to each outside director who was a member of a committee, a fee of $1,200 for each board or committee meeting attended, other than the annual organizational meeting and telephonic meetings, to each non-employee director, other than Mr. Ross, and to each outside director who was a member of a committee, a fee of $600 for each telephonic board or committee meeting attended, and to Mr. Ross, $2,400, to Mr. Anderson, $4,800, to Mr. Dodge, $3,600, to Mr. Kathol, $600, and to Dr. Bontá, $6,000, for additional time spent on special projects.

     Under the terms of our directors plan, we automatically granted in 2008:

  to each non-employee director restricted stock units on the date of each annual meeting in an amount equal to the then current annual retainer payable by the company for services rendered as a director divided by the closing price of our common shares on the trading day immediately preceding the date of the annual meeting as shown on The Wall Street Journal, web-site (www.online.wsj.com), to each non-employee director with no more than ten years of service (Mr. King, Ms. Holloway and Dr. Bontá), additional restricted stock units on the date of each annual meeting in an amount equal to the then current annual retainer payable by the company for services rendered as a director divided by the closing price of our common shares on the trading day immediately preceding the date of the annual meeting as shown on The Wall Street Journal, web-site (www.online.wsj.com), and to each non-employee director, restricted stock units on each dividend record date in an amount equal to the cash dividends payable on this date on a number of shares equal to the sum of the aggregate number of shares subject to stock options granted to a non-employee director during the preceding three years, and the aggregate number of restricted stock units credited to each non-employee director’s restricted stock unit account divided by the closing price of our common shares on the dividend record date, as shown on The Wall Street Journal, web-site (www.online.wsj.com), which we refer to as dividend equivalents in the footnotes.

     We have not issued stock options to non-employee directors under the terms of the directors plan since the annual meeting in 2006. Commencing with the 2009 annual meeting, each non-employee director will be entitled to receive an amount of restricted stock units equal to twice the then current annual retainer payable by the company for services rendered as a director divided by the closing price of our common shares on the trading day immediately preceding the date of the annual meeting as shown on The Wall Street Journal website (www.online.wsj.com).

     In May 2008, each non-employee director, other than Mr. King and Dr. Bontá, received 235 of our common shares in exchange for the restricted stock units credited to his or her account at such time with respect to options granted at the annual meeting in 2005, plus cash in the amount of $19 in lieu of the issuance of fractional shares. Of this amount, each of these directors received 43.88 shares in 2008, with an aggregate grant date fair value of $1,500, which is included in the table above, with respect to dividend equivalents on these options.

     In May 2008, each non-employee director received 185 of our common shares in exchange for the restricted stock units credited to his or her account with respect to restricted stock units granted in 2007 that were paid-out in 2008.

     We have no non-equity incentive compensation or pension plans for non-employee directors.

     We have terminated our deferred compensation plan for directors. Former directors who were participants in this plan will continue to receive payment of benefits under this plan in accordance with the terms of the plan. None of our current directors are participants in this plan.

EXECUTIVE OFFICERS

What has been the business experience of our executive officers during the past five years?

     We have set forth the principal occupation of each of our executive officers in the following table. Unless otherwise specified, the principal position of the executive officer is with American States Water Company. Mr. Sprowls, Ms. Tang and Ms. Farrow are also officers of each of our subsidiaries. Ms. Kruger and Mr. Scanlon are also officers of Chaparral City Water Company. The age of each executive officer is current as of March 23, 2009.

EXECUTIVE EXPERIENCE TABLE

			Held Current
Name	Principal Occupation and Experience	Age	Position Since
Robert J. Sprowls	President and Chief Executive Officer; Executive Vice President from November 2008 to December 2008; Executive Vice President–Finance, Chief Financial Officer, Corporate Secretary and Treasurer from January to October 2008; Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer from June 2004 to January 2008; President, Central Illinois Light Company from April 2001 to January 2003	51	January 2009

Eva G. Tang	Senior Vice President – Finance, Chief Financial Officer, Corporate Secretary and Treasurer; Vice President – Finance, Treasurer & Assistant Secretary of Golden State Water Company and Treasurer and Assistant Secretary for all other subsidiaries of American States Water Company from October 2002 to October 2008	53	November 2008

McClellan Harris III	Senior Vice President and Assistant Secretary of American States Utility Services, Inc. and its subsidiaries; Senior Vice President and Secretary of American States Utility Services, Inc. and its subsidiaries from July 2004 to May 2007; Senior Vice President–Finance, Chief Financial Officer, Treasurer and Corporate Secretary of American States Water Company and its subsidiaries from October 2002 to June 2004; Chief Financial Officer, Vice President, Treasurer and Corporate Secretary of American States Water Company from its formation in June 1998 to October 2002	57	May 2007

Denise L. Kruger	Senior Vice President – Regulated Utilities of Golden State Water Company; Senior Vice President – Operations of Golden State Water Company from January 2004 to January 2008; Vice President of Customer Service, Region I of Golden State Water Company from October 2002 to January 2004	45	January 2008

James B. Gallagher	Vice President of Management Services of American States Utility Services, Inc.; Vice President of Customer Service, Region III of Golden State Water Company from April 1997 to October 2007	54	October 2007

Shengder D. Chang	Vice President – Environmental Quality of Golden State Water Company; Engineering and Planning Manager of Golden State Water Company from June 2005 to October 2007; Water Quality Manager of Golden State Water Company from October 2002 to June 2005	52	October 2007

			Held Current
Name	Principal Occupation and Experience	Age	Position Since
Gladys M. Farrow	Vice President – Finance, Treasurer, Controller and Assistant Secretary of Golden State Water Company and Treasurer and Assistant Secretary for all the other subsidiaries of American States Water Company; Controller of Golden State Water Company from March 2003 to October 2008	44	November 2008

William C. Gedney	Vice President – Asset Management of Golden State Water Company; Vice President of Water Quality of Golden State Water Company from January 2004 to October 2007; Manager of Water Quality of Golden State Water Company from 1997 to January 2004	54	October 2007

Granville R. Hodges	Vice President of Operations, of American States Utility Services, Inc.; Manager of Operations and Business Development of American States Utility Services, Inc. from May 2004 to January 2007; Customer Service Manager of Golden State Water Company from September 1996 to May 2004	49	January 2007

Diane D. Rentfrow	Vice President of Human Capital Management of Golden State Water Company; Dean of Employee Development University of Golden State Water Company from May 1996 to August 2007	60	August 2007

Patrick R. Scanlon	Vice President of Water Operations of Golden State Water Company; Vice President of Customer Service, Region II of Golden State Water Company from October 2002 to January 2008	51	January 2008

Bryan K. Switzer	Vice President – Regulatory Affairs of Golden State Water Company; Tariff Manager of Golden State Water Company from October 2000 to September 2004	52	September 2004

Roland S. Tanner	Vice President – Customer Support Services of Golden State Water Company; Vice President of Customer Service, Region I of Golden State Water Company from September 2004 to January 2008; Regulatory Affairs Manager of Golden State Water Company from 1998 to September 2004	52	January 2008

Gregory S. Thomas	Vice President – Capital Projects, American States Utility Services, Inc.; Senior Project Manager of engineering and construction projects in the environmental area including water, wastewater and landfills, Camp Dresser & McKee from November 2006 to May 2008; Director of Facility Maintenance responsible for the maintenance and upgrade to Camp Pendleton’s facilities, U.S. Marine Corp from July 2004 to November 2006; Inspector/Instructor of the sixth engineer support battalion, U.S. Marine Corp from June 2002 to July 2004	45	May 2008

Compensation Discussion and Analysis

     Our compensation committee, which consists entirely of independent directors:

  reviews the performance of our executive officers in January of each year and at the time of the hiring or promotion of an executive officer,

  selects a compensation consultant annually to assist the committee in evaluating the amount or form of executive and director compensation,

  recommends the salary and discretionary bonuses for each executive officer for ratification by the independent members of the board,

  makes stock grant awards for each executive officer and manager pursuant to our equity compensation plans,

  recommends changes in the executive compensation program and the terms of our employee benefit and pension plans,

  reviews trends in executive compensation and considers changes in accounting principles and tax laws that impact executive compensation,

  makes recommendations to the board regarding the terms of employment and severance arrangements applicable to specific executive officers, and makes recommendations to the board regarding the compensation of directors.

     The compensation committee has adopted certain objectives, policies and practices to guide it in making executive compensation decisions that are described below.

Objectives of the Executive Compensation Program

     The compensation committee desires to implement the company’s executive compensation program in a manner that will enable the company to attract, retain and motivate talented and experienced executives, provide fair, equitable and reasonable compensation to each executive officer and reward team and individual job performance. Each of these objectives is considered by the compensation committee and the board in making compensation decisions. The compensation committee also makes stock awards to our executive officers in order to align the interests of the executive officers with that of shareholders.

Executive Compensation Policies

     The compensation committee has adopted the following policies to guide it in making equity compensation decisions:

  During the past five years, the compensation committee has determined the effective date of annual stock and option awards to executive officers and managers in the following manner:

    if the compensation committee made awards at a meeting of the compensation committee in any month other than December, the compensation committee established the effective date of the award as the date of the compensation committee meeting, and if the compensation committee made awards at a meeting of the compensation committee in December, the compensation committee established the effective date of the award as the first business day in January of the following year.

  The compensation committee’s practices with respect to awards made to new employees or to employees who have been promoted have varied depending upon whether the committee acted at a meeting of the compensation committee or by unanimous written consent. If the compensation committee acted at a meeting, the compensation committee established the effective date of the award as either the effective date of employment or the effective date of the grant. If the compensation committee acted pursuant to a unanimous written consent, the compensation committee established the effective date of the award as a date after the date on which the company received the last signature on the unanimous written consent. In each case, the compensation committee acted prior to the effective date of the award.

  In every case, the compensation committee established the exercise price of stock options as the closing price of the company’s common shares on the effective date of the award.

  The compensation committee has approved a mid-year equity grant policy for the purpose of providing fair and equitable long-term compensation to the company’s executive officers. Under the company’s mid-year grant policy, the compensation committee generally makes equity awards to newly hired executive officers and employees promoted to an executive officer position in an amount that will compensate the new executive officer on the same basis as other officers in the compensation band for that position prorated for the number of months that the new executive officer will hold the new position during the year.

     Neither the compensation committee nor the board has established any policies or procedures for determining how it will take any restatement of our financial statements into account in making compensation decisions in subsequent years. The committee anticipates that, if a decision of this type needs to be made, the decision will be made on the basis of the facts and circumstances of the restatement, the extent to which the restatement reflects upon the job performance of any particular executive officer or the performance of the executive management team and the advice of counsel regarding any legal requirements applicable to the compensation decision.

Executive Compensation Practices

     The compensation committee has adopted certain practices to assist it in making compensation decisions during the year which are described below:

  The compensation committee engages outside consultants to assist it in understanding recent trends in executive compensation in order for the company to continue to offer competitive compensation packages to its executive officers and fairly allocate equity compensation among its executive officers and managers. The compensation committee engaged Fredrick W. Cook & Co., or Cook, to assist it in making compensation decisions in January 2008. The compensation committee engaged Mercer to assist it in making compensation decisions for compensation to be paid in 2009. This information was available to the committee at the time that it approved an increase in compensation for Ms. Tang in connection with her promotion to Senior Vice President-Finance, Chief Financial Officer, Treasurer and Corporate Secretary and the payment of discretionary bonuses to executive officers based upon a review of their performance in 2008.

  The compensation committee believes that it is important for the chief executive officer to be involved in making recommendations to the compensation committee regarding changes in the company’s executive compensation program and the compensation to be paid to other executive officers. Board members are not involved in the day-to-day management of the company. The chief executive officer is therefore in a better position than members of the board to know the types of programs that motivate and reward members of the current management team and to evaluate the performance of each of the other executive officers. The compensation committee therefore considered recommendations of the chief executive officer in making compensation decisions.

  In order to motivate, attract and retain talent, the compensation committee believes that it is important for the company to offer compensation packages to its executive officers that are comparable with those provided by its peers. The compensation committee therefore reviewed the executive compensation programs of members of a peer group selected by each of the consultants hired by the compensation committee to assist it in making compensation decisions. The peer group selected by Cook consisted of Aqua America, Inc., Artesian Resources

Corporation, California Water Service Group, Connecticut Water Service, Inc., Middlesex Water Company, SJW Corp. and SouthWest Water Company. The peer group selected by Mercer consisted of Aqua America, Inc., California Water Service Group, SJW Corp., SouthWest Water Company, UIL Holdings Corporation, South Jersey Industries, Inc., MGE Energy, Inc., The Empire District Electric Company, ITC Holdings Corporation, Central Vermont Public Service Corporation, Unitil Corporation and Chesapeake Utilities Corporation. The Mercer analysis also included general industry survey data based on the Watson Wyatt Executive Survey and a survey of compensation paid to executives in similar positions at utilities prepared by Mercer.

  In order to meet the objective of providing fair and equitable compensation, the compensation committee has grouped each of the company’s executive officers into compensation bands. The compensation committee generally desires to compensate named executive officers in each compensation band similarly, after taking into account the other factors considered by the compensation committee in making compensation decisions. Our named executive officers fall into four compensation bands. Mr. Wicks, the President and Chief Executive Officer in 2008, is the only executive officer in the first compensation band. Mr. George and Mr. Sprowls, who were the company’s only executive vice presidents in 2008, are in the second compensation band. Mr. Harris and Ms. Kruger, who were the company’s only senior vice presidents prior to Ms. Tang’s promotion to senior vice president in November 2008, are in the third compensation band. Ms. Tang and Mr. Gallagher are in the fourth compensation band. Neither Ms. Tang nor Mr. Gallagher was among the five most highly compensated executive officers at the time that compensation decisions were made in January 2008. As a result, the compensation committee did not consider peer group information in making its compensation recommendations for Ms. Tang or Mr. Gallagher at that time.

  In order to meet the objective of providing reasonable compensation, the compensation committee considers adjustments to base salaries of our executive officers for increases in inflation and changes in the company’s compensation programs.

  The compensation committee also takes into account the practices of the California Public Utilities Commission and the Arizona Corporation Commission relating to the reasonableness of compensation paid by the company to its executive officers, managers and other employees of its regulated utilities.

  The compensation committee grants stock options and restricted stock units to executive officers in order to align the interests of executive officers with shareholders and to provide compensation that it believes is competitive with that provided by its peer group and other utilities.

  The compensation committee approves annual discretionary cash bonuses for the prior year in January based on the recommendations of the chief executive officer for executive officers (other than the chief executive officer) and a review of the performance of the company and the performance of each of these executive officers during the prior year in order to meet the objective of rewarding individual and team performance and to provide compensation that it believes is competitive with that provided by its peer group and other utilities. The compensation committee recognizes that the company’s financial performance is dependent upon a number of factors beyond the immediate control of management, such as weather, water quality and water supply. Therefore, the compensation committee does not use any pre-set corporate or other quantitative performance targets in determining whether and to what extent discretionary bonuses should be awarded.

  The compensation committee approves employment agreements, severance arrangements, supplemental retirement plans and welfare and other benefits and perquisites that it believes are necessary to attract, motivate and retain management and to provide compensation that it believes is competitive with the compensation provided by the company’s peer group and other utilities.

Compensation Committee Actions in 2008

     The compensation committee approved base salary adjustments for each executive officer. These adjustments were ratified by the independent members of the board in January 2008. The compensation committee also made stock awards to each of our executive officers in January 2008. The compensation committee approved discretionary cash bonuses for certain executive officers based on a subjective assessment of their performance. These awards were ratified by the independent members of the board in December 2008 for Mr. Wicks and January 2009 for the other named executive officers.

     We promoted Mr. Sprowls to Executive Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasury of the company and Executive Vice President-Finance, Chief Financial Officer and Secretary of its principal subsidiary in January 2008. We also promoted Ms. Kruger to Senior Vice President-Regulated Utilities of Golden State Water Company from Senior Vice President-Operations of Golden State Water Company in January 2008.

     We promoted Ms. Tang to succeed Mr. Sprowls as Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasury of the company and Senior Vice President-Finance, Chief Financial Officer and Secretary of its principal subsidiary in November 2008. The compensation committee approved an increase in Ms. Tang’s base salary and made additional stock awards to Ms. Tang at that time. The independent members of the board ratified the increase in Ms. Tang’s base salary.

     Mr. Sprowls retained his position as Executive Vice President of the company and its subsidiaries until January 1, 2009 when he became President and Chief Executive Officer of the company and its subsidiaries. Mr. Sprowls did not receive an increase in his base salary in connection with this promotion until it became effective in January 2009. We did not promote any other executive officers in 2008.

     We amended our compensation plans and award agreements in 2008 in order to comply with Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code sets forth requirements applicable to deferred compensation arrangements and imposes harsh penalties on executives for non-compliance. We also adopted the 2008 plan, which was approved by shareholders in 2008. The 2008 plan is substantially the same as the 2000 plan. With the exception of grants of restricted stock units pursuant to dividend equivalent rights under previously granted restricted stock units, we are no longer making any stock awards under the 2000 plan. We also approved the mid-year equity grant policy for executive officers and managers. We did not otherwise make any changes in our compensation programs or plans in 2008.

Elements of Executive Compensation

     The company’s compensation program consists of six elements:

  base salary,

  restricted stock unit and option awards,

  discretionary cash bonuses,

  retirement benefits,

  employment agreements and severance arrangements, and

  welfare and other benefits and perquisites.

Base Salary

     When determining whether to make adjustments to the base salaries of individual executive officers in January 2008, the compensation committee considered the following factors:

  the compensation committee’s expectations of the annual cash compensation to be paid to the five highest paid executives at the peer group companies selected by Cook for the year,

  the desire to adjust base salaries to take into account the effects of inflation,

  the desire to adjust base salaries to account for dividend equivalent rights that were previously payable with respect to unexercised options and which are no longer granted,

  the desire to compensate executives within the same compensation band in a similar manner,

  the terms of employment agreements with the executive officer, if applicable,

  a subjective assessment of each individual’s performance during the prior year, including his or her performance in the areas of our business over which the individual had responsibility,

  promotions and changes in responsibilities of the executive officer during the year as a result of changes or contemplated changes in the executive management team, and a subjective assessment of the executive management team’s performance, as a whole, during the prior year and each individual’s effectiveness working as part of the team.

     After consideration of the factors described above, the compensation committee approved an increase in the annual base salary of Mr. Wicks, Mr. George, Mr. Sprowls, Ms. Kruger, Mr. Harris, Ms. Tang and Mr. Gallagher in January 2008 of 4.63%, 1.8%, 25.16%, 14.07%, 8.54%, 9.14%, and 5.5%, respectively. The compensation committee approved a further increase in Ms. Tang’s annual base salary from that approved in January 2008 of 13.72% as a result of her promotion to chief financial officer in November 2008.

     The table set forth below compares the base salary awarded to each named executive officer in 2008 to the executive’s base salary in 2007, adjusted for inflation, merit increases at the anticipated industry level and dividend equivalent rights which the executive would have received if stock options granted in 2006 had been granted with dividend equivalent rights. This table also compares the annual cash compensation for the seven highest paid executive officers in January 2008 at the 50th and 75th percentile level for the peer group selected by Cook. The compensation committee does not have any identified “target percentile” for compensation and considers all of the factors discussed above in making compensation decisions.

	2008	2007	Peer Group Cash	Peer Group Cash
	Base Salary	Adjusted	Compensation at	Compensation at the
Executive	Awarded	Compensation(1)	the 50th Percentile	75th Percentile
Floyd E. Wicks	$565,000	$586,096	$560,000	$700,000
Robert J. Sprowls	$381,750	$328,732	$290,000	$363,000
Eva G. Tang(2) (3)	$228,640	$226,547	N.A.	N.A.
Michael P. George	$381,750	$390,000	$290,000	$363,000
McClellan Harris III	$302,490	$301,380	$245,000	$306,000
Denise L. Kruger	$308,000	$292,332	$245,000	$306,000
James B. Gallagher(3)	$247,390	$252,547	N.A.	N.A.

(1) Adjusted compensation is based on each named executive officer’s 2007 base salary, plus a 4% increase for inflation and anticipated industry merit increases and an adjustment for dividend equivalent rights which the executive officer would have received if stock options granted in 2006 had been granted with dividend equivalent rights.
(2) Excludes an increase in compensation following her promotion to chief financial officer in November 2008.
(3) Cook did not provide the compensation committee with any peer group information for these executive officers since they were not among the five most highly compensated executive officers in January 2008 when compensation decisions were made regarding the base salaries to be paid to executive officers.
____________________

     The compensation committee also took into account the terms of the employment agreements for Mr. Wicks and Mr. George. Under the terms of these agreements, the company had agreed to pay a minimum of $642,000 and $375,000 in cash compensation to Mr. Wicks and Mr. George, respectively, for 2008, after taking into account any discretionary bonuses awarded for performance in 2008. Mr. Wicks was awarded a discretionary bonus of $105,000. Mr. George was not awarded a discretionary bonus.

Stock and Option Awards

     In 2008, the compensation committee granted two types of stock awards, a stock option award and a restricted stock unit award, to each of our executive officers, with 50% of the long-term incentive value in each type of award, as adjusted for the error made in granting stock awards in 2007 for each executive officer, other than Mr. Wicks. The compensation committee did not award any stock options with cash dividend equivalent rights in 2008. Each of our current executive officers who received an award of restricted stock units in 2008 has the right to receive additional restricted stock units with a value equal to the dividend payable to common shareholders on a corresponding common share until each of the restricted stock units are paid to the executive. With the exception of Mr. Sprowls, all stock awards made in January 2008 were made at the same level as in 2006, as adjusted for the error made in granting stock awards in 2007 for each executive officer, other than Mr. Wicks. The compensation committee decided to increase the stock awards to Mr. Sprowls from the fair value of awards made to him in 2006 to the same level as Mr. George as a result of Mr. Sprowls’ promotion to executive vice president in January 2008.

     The value of the stock awards made to each executive officer in January 2008 was at Cook’s estimated median long-term compensation awarded executive officers in 2007 for the peer group selected by Cook for the compensation band assigned to the executive officers in the first three compensation bands, except for Mr. George and Mr. Sprowls. Executives in the fourth compensation band were not among the company’s five most highly compensated executive officers in January 2008. As a result, the Cook analysis did not include peer group information for these executive officers.

     Under the terms of Mr. Wicks’ retention agreement, he was entitled to receive a minimum of $200,000 in fair value of equity incentives for 2008 (as estimated by Cook), 50% of which were required to be in the form of stock options and 50% of which were required to be in the form of restricted stock units. Mr. George was entitled to receive a minimum of $125,000 in fair value of equity incentives (as estimated by Cook) under the terms of his employment agreement. Cook’s estimated median long-term compensation awarded executive officers in 2007 for the peer group selected by Cook was $200,000 for the chief executive officer and $100,000 for the next two most highly compensated executive officers.

     Ms. Tang was awarded additional stock options and restricted stock units in November 2008 prorated for the period of time that she was chief financial officer of the company and its subsidiaries in 2008 in accordance with the procedures set forth in the company’s mid-year equity grant policy.

Discretionary Cash Bonus

     Our named executive officers do not participate in a formal annual cash incentive plan. Instead, any annual cash bonuses paid to the named executive officers for 2008 were determined subjectively in the discretion of the compensation committee and the independent members of the board in January 2009 for each of the named executive officers, other than Mr. Wicks. The compensation committee approved a discretionary bonus for Mr. Wicks in December 2008. When determining whether to pay each named executive officer an annual cash bonus for 2008 and the amount of each named executive officer’s annual bonus, the compensation committee considered the following factors:

  a subjective assessment of each individual’s performance during the year, including his or her performance in the areas of our business over which the individual had responsibility,

  a subjective assessment of the executive team’s performance as a whole and each individual’s effectiveness working as part of the team,

  each individual’s annual cash compensation for the year, and how it related to the compensation paid to the five highest paid executives based on a survey of the peer group companies selected by Mercer for 2008 and general industry and utilities survey data provided by Mercer to the compensation committee primarily for the purpose of determining compensation to be paid to the company’s executive officers in 2009, the desire to compensate executives in the same compensation band in a similar manner,

  promotions and changes in responsibilities of the executive officer as a result of changes or contemplated changes in the executive management team,

  our overall financial performance for the year and how it related to the peer group companies selected by Mercer, and for named executive officers other than our chief executive officer, the recommendations for each individual made by our chief executive officer based on his subjective assessment of the individual’s performance and the company’s performance.

     Mr. Sprowls was appointed President and Chief Executive Officer of the company and its subsidiaries in August 2008 effective on January 1, 2009. The compensation committee took account of the efforts of Mr. Sprowls in transitioning to this new position in determining the amount of his discretionary bonus. The compensation committee took account of the additional responsibilities of Ms. Tang following the promotion of Mr. Sprowls in August 2008 in determining her discretionary bonus. The compensation committee took into account changes in the responsibilities of Ms. Kruger as a result of her promotion in January 2008 and improvements in the operations of Golden State Water Company, the company’s principal subsidiary, in determining the amount of her discretionary bonus. The compensation committee took into account the terms of the employment agreement with Mr. Wicks in determining the amount of the discretionary bonus of Mr. Wicks. The compensation committee took into account information regarding total annual cash compensation paid to executive officers in comparable positions based on the survey data provided by Mercer, in addition, to subjective assessments of the performance of Mr. Harris and Mr. Gallagher, in determining the amount of the bonus to be paid to Mr. Gallagher and in determining not to pay a bonus to Mr. Harris. Mr. George was not an executive officer of the company at the time that bonus decisions were made in 2009.

     Based on its consideration of these factors, the compensation committee approved the award of discretionary cash bonuses of 18.58%, 23.58%, 10% and 3.52% of the base salary for 2008 to Mr. Wicks, Mr. Sprowls, Ms. Kruger and Mr. Gallagher, respectively, and 10% of the base salary approved for Ms. Tang in November 2008. The independent members of the board ratified the payment of these discretionary bonuses.

     Mr. Sprowls, Ms. Tang, Ms. Kruger, Mr. Harris and Mr. Gallagher received total cash compensation for 2008 of $483,186, $267,450, $349,038, $313,123 and $265,058, respectively. Annual cash compensation for 2008 in the survey data provided by Mercer to the compensation committee at the 50th and 75th percentile was $653,000 and $1,252,000, respectively, for the chief executive officer, $325,000 and $501,000, respectively, for the chief financial officer, $286,000 and $1,162,000, respectively, for the first and second most highly compensated executive officers, other than the chief executive officer and chief financial officer, and $176,000 and $302,000, respectively, for the next most highly compensated executive officer. The compensation committee did not consider any of this survey data in making its decision regarding discretionary bonuses for Mr. Wicks or Mr. George.

Retirement Benefits

     We have a pension plan that provides eligible employees monthly benefits based on average salary and length of service. Our named executive officers are entitled to participate in this plan, subject to limits imposed by the Internal Revenue Code, on the same basis as other employees. We also provide each of our executive officers with a supplemental retirement plan to make up benefits under the pension plan that are limited by the Internal Revenue Code and to provide additional benefits to assist us in retaining our executive officers. We generally provide the same benefits that are provided by the supplemental retirement plan for those executive officers who do not have sufficient years of service to qualify for benefits under the supplemental retirement plan in order to provide fair and equitable compensation to all executive officers. We also have a 401(k) plan under which employees may invest a percentage of their pay, up to a maximum amount prescribed by law.

Employment Agreements and Severance Arrangements

     We have change in control agreements with each of our named executive officers, other than Mr. Wicks and Mr. George.

     In 2005, management requested the compensation committee of the company to revise the terms of the change in control agreements executed by Golden State Water Company prior to the formation of the company to take into account changes in the company’s executive compensation program and to provide benefits similar to those provided by other public utilities. The compensation committee undertook a review of the terms of change in control agreements adopted by the company’s peers, other California public utilities and other companies of similar size. On the basis of this review and following months of negotiations with management, the board, upon recommendation of the compensation committee, approved a form of change in control agreement that the compensation committee believed would provide management with benefits comparable to those provided by other members of its peer group and other public utilities in California with whom the company competed for executives and would provide appropriate incentives to management to remain with the company in the event of a potential change in control. The board and the compensation committee also considered changes that had been made in the company’s executive compensation program since the original change in control agreements had been executed.

     In 2008, management requested the compensation committee to make further revisions to the terms of the change in control agreements to comply with Section 409A of the Internal Revenue Code.

     The board and the compensation committee did not ask any executive officer to relinquish any rights that they held under the existing change in control agreements in connection with any of these proposed amendments to the change in control agreements. Each of the executive officers of the company, other than Mr. Wicks and Mr. George, agreed to the changes negotiated by management and the compensation committee in 2005 and in 2008 and executed new change in control agreements in the fourth quarter of 2008.

     In September 2007, we entered into a retention agreement with Mr. Wicks. The compensation committee approved the terms of this retention agreement based upon its review of similar agreements executed by other companies, the contributions made by Mr. Wicks during his tenure as chief executive officer, the importance of retaining Mr. Wicks’ services and information provided by Cook regarding compensation paid by the peer group selected by Cook to the chief executive officer. Under the terms of this agreement, we agreed to pay Mr. Wicks a minimum annual salary of $540,000 and to grant him a minimum of $200,000 in fair value of equity incentives. We also agreed to consider appropriate adjustments to his total compensation in an attempt to compensate him within the 60th to 75th percentile of the total compensation of that of the chief executive officers of the peer group selected by Cook. The compensation committee took account of these terms in determining Mr. Wicks’ compensation in 2008.

     In February 2007, we entered into an employment agreement with Mr. George in which we agreed to pay him a minimum annual base salary of $375,000 and to recommend annual grants to him of long term equity incentives with a fair value of $125,000 in 2007, 2008 and 2009. The employment agreement was negotiated by Mr. Wicks. The terms of the employment agreement were approved by the compensation committee based upon its consideration of the role that Mr. George would fill in the executive management team and its consideration of the amount of compensation that would be necessary to obtain the services of Mr. George. The compensation committee took account of these terms in determining Mr. George’s compensation in 2008.

     In September 2008, the compensation committee approved a severance arrangement with Mr. George in connection with his voluntary resignation as executive vice president of corporate development and a release of claims that he might have against the company, including any claims that he might have under the terms of his employment agreement. This severance arrangement was negotiated by Mr. Wicks and approved by the compensation committee and the board based upon a review of the cost of the severance and release provisions of the agreement and the company’s desire to avoid litigation over Mr. George’s employment arrangements. The company paid Mr. George approximately $207,000 for a release of any claims that he might have against the company, including any claims that he might have under the terms of his employment agreement. The company also agreed to provide Mr. George transition services, a moving allowance, and COBRA coverage for 18 months at the expense of the company and retirement benefits pursuant to the terms of his separation agreement.

Welfare and Other Benefits and Perquisites

     We provide welfare and other benefits that we believe are comparable to the benefits provided by other members of our peer group and other perquisites that we believe are necessary to attract, retain and motivate talented and experienced executives. Except as described under “How were certain officers compensated in 2008?,” we provide the same benefits to executive officers as we provide to other employees of the company.

Compensation Committee Report

     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. On the basis of this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Form 10-K for the year ended December 31, 2008 by incorporation by reference to this proxy statement.

     This report is submitted by:

James L. Anderson, Chair
Diana M. Bontá, Member
Anne M. Holloway, Member

How were certain of our executive officers compensated in 2008?

     We compensated each of our most highly compensated executive officers in 2008 as more particularly described below. Unless otherwise specified, the principal position of the executive officer is with American States Water Company. We also reimbursed each of these executive officers for expenses incurred in the performance of his or her duties as an executive officer.

SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						and Non-
						Qualified
						Deferred	All Other
				Stock	Option	Compensation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	Earnings	sation	Total
Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Floyd E. Wicks	2008	$592,192	$105,000	$106,190	$99,856	$309,260	$232,873	$1,445,371
President and Chief
Executive Officer(6)	2007	537,626	80,000	104,449	138,247	1,064,063	37,680	1,962,065

	2006	478,265	-	102,733	115,336	109,214	65,163	870,711
Robert J. Sprowls	2008	393,186	90,000	54,290	56,004	73,439	13,508	680,427
Executive Vice
President	2007	303,702	-	34,170	41,840	40,422	24,968	445,102

	2006	271,248	30,000	15,533	17,446	44,915	52,674	431,816
Michael P. George	2008	293,368	-	117,243	171,076	116,098	275,041	972,826
Executive Vice
President of Corporate	2007	317,308	-	21,135	20,554	62,821	53,585	475,403
Development(7)
Eva G. Tang	2008	241,450	26,000	30,283	31,409	114,870	16,268	460,280
Senior Vice President-
Finance, Chief
Financial Officer,
Corporate Secretary
and Treasurer(8)
McClellan Harris III	2008	313,123	-	79,150	75,098	196,035	14,979	678,385
Senior Vice President
and Assistant	2007	277,987	27,870	25,633	31,385	57,134	24,565	444,574
Secretary of American
States Utility Services,	2006	260,168	-	11,655	13,084	104,232	34,377	423,516
Inc.
Denise L. Kruger	2008	318,238	30,800	37,789	39,183	113,981	47,455	587,446
Senior Vice President,
Regulated Utilities of	2007	268,940	27,000	25,633	31,385	22,142	26,049	401,149
Golden State Water
Company and	2006	242,440	25,000	11,655	13,084	54,006	37,071	383,256
Chaparral City Water
Company
James B. Gallagher	2008	256,358	8,700	30,213	31,341	145,264	19,575	491,451
Vice President of
Management Services
of American States
Utility Services, Inc.(8)

(1) The amounts in this column for 2008 differ from the 2008 base salary awarded to each executive officer set forth in the table under “Compensation, Discussion & Analysis-Base Salary” due to the fact that there were 27 pay periods in 2008. In addition, the pay periods do not exactly correspond to the calendar year.
(2) The amounts in this column are the dollar amounts that we recognized on our financial statements for the year ended December 31, 2008 for the fair value of restricted stock units granted in 2008, 2007 and 2006 in accordance with SFAS No. 123(R). We provide information regarding the assumptions used in the calculation of these amounts in Note 12 to our financial statements for the year ended December 31, 2008 in our Form 10-K filed with the Securities and Exchange Commission on March 13, 2009. We did not make any other type of stock award in 2008. None of our named executive officers forfeited any stock awards in 2008.
(3) The amounts in this column are the dollar amounts that we recognized on our financial statements for the year ended December 31, 2008 in accordance with SFAS No. 123(R). We provide information regarding the assumptions used to calculate the value of all awards of stock options made to executive officers in Note 12 to our financial statements in our Form 10-K for the year ended December 31, 2008. None of our executive officers forfeited any option awards in 2008.
(4) This column represents the sum of the change in the value of the pension plan and the supplemental retirement plan or other retirement benefits for each of the named executive officers. The change in the pension value under the Golden State Water Company Pension Plan, or pension plan, for 2008, was $77,473, $84,605, $119,277, $69,794 and $121,500 for each of Mr. Wicks, Ms. Tang, Mr. Harris, Ms. Kruger, and Mr. Gallagher, respectively. The change in the pension value under the supplemental retirement plan for 2008 was $30,265, $76,758, $44,187 and $23,764 for each of Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher, respectively. The change in the value of Mr. Wicks’, Mr. Sprowls’ and Mr. George’s supplemental retirement benefits were calculated pursuant to the terms of separate agreements. See the Pension Benefits Table for additional information regarding the retirement age assumptions used in making these calculations. We provide additional information regarding the assumptions used to calculate the change in pension value in Note 11 to our financial statements in our Form 10-K for the year ended December 31, 2008. We do not have any non-qualified deferred compensation plans.
(5) We provide information on the amount and types of benefits included under the heading “All Other Compensation” in the table below.
(6) Mr. Wicks retired from American States Water Company on December 31, 2008. Mr. Wicks will continue to serve as a member of the board until his successor is duly elected and qualified at the 2009 annual meeting.
(7) Mr. George became an executive officer of the company in February 2007. He resigned as Executive Vice President of Corporate Development of the company effective September 26, 2008.
(8) This executive officer was not a named executive officer in 2007 or 2006.
____________________

     The following table provides information regarding the amount and types of benefits included under the heading “All Other Compensation” in the previous table.

ALL OTHER COMPENSATION

		Employer 401(k)		Personal Use	Dividend			Other
		Matching	Life	of Company	Equivalents	Relocation	Separation	Compen-
		Contribution	Insurance	Car and Other	Paid in Cash	Expenses	Payments	sation
Name	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)
Floyd E.	2008	$10,350	$229	$10,572	$-	$-	$210,514	$1,208
Wicks	2007	10,125	229	10,884	16,285	-		157
	2006	9,900	192	8,232	46,683	-		156
Robert J.	2008	10,350	229	2,773	-	-	-	156
Sprowls	2007	10,125	229	2,929	11,528	-		157
	2006	9,900	192	3,148	18,310	20,968		156
Eva G.	2008	10,350	229	5,533	-	-	-	156
Tang
Michael P.	2008	9,118	172	691	-	14,547	250,513	-
George	2007	10,125	229	334	-	42,740	-	157
McClellan	2008	10,350	229	2,343	-	-	-	2,057
Harris III	2007	10,125	229	3,466	9,539	-		1,206
	2006	9,900	192	1,852	21,977			456
Denise L.	2008	10,350	229	5,920	-	30,800		156
Kruger	2007	10,125	229	3,326	11,532	-		837
	2006	9,900	192	4,846	21,977	-		156
James B.	2008	10,350	229	8,840	-	-	-	156
Gallagher

(1) We provide group term life insurance and accidental death and dismemberment insurance to each of our employees and their families. In the event of the death of an employee or a family member, his or her beneficiary is entitled to receive $50,000 under the group life insurance policy. The accidental death and dismemberment insurance pays additional benefits if an employee suffers a covered accidental loss resulting in death, dismemberment or paralysis.
(2) The value is based on an estimate of the aggregate incremental costs incurred by the company for the personal use of company-provided automobiles by each of the named executive officers. In addition, we allocated one–third of the premium of $6,793 (three year premium) for coverage under a blanket accident insurance policy that covers our directors and executive officers. The cost is equally allocated among each of the board members and executive officers. Furthermore, Mr. Gallagher was reimbursed $1,093 in toll road expenses in 2008.
(3) The cash payments to each executive officer in connection with dividend equivalent rights relate to options granted prior to 2006.
(4) We reimbursed Mr. George for his temporary housing expenses in the San Dimas area as well as commuting expenses from his residence in Ross, California to our offices in San Dimas, California. These expenses included a gross-up for income taxes. In addition, we also reimbursed Ms. Kruger for her relocation to Southern California at the request of the company. We reimbursed Mr. Sprowls for his relocating to Southern California from Illinois in connection with his employment by the company.
(5) All employees are entitled to a cash payment for their unused accrued vacation days based on their then current salary upon termination of employment. Mr. Wicks and Mr. George received $210,514 and $27,897, respectively, upon termination of their employment in 2008. Mr. George also received severance benefits pursuant to the terms of a separation agreement that were paid in 2008. The company agreed to pay Mr. George in 2009 an aggregate of $3,167 for transition services and an aggregate of $19,855 for COBRA premium payments for medical, dental and vision coverage for a period of an additional 15 months.
(6) We paid a holiday bonus of $156 to each of our employees, including our executive officers. In addition, we paid Mr. Wicks $822 on his 20th anniversary with the company pursuant to our anniversary grant program for all employees and $230 for expenses of his spouse who attended certain company functions. We paid Mr. Harris an additional $1,800 to reimburse him for health club expenses and $101 for expenses of his spouse who attended certain company functions.
____________________

Equity Compensation

     An executive officer has the right to exercise all vested stock options until the end of a period of ten years following the date of grant, provided he or she remains employed by us. An executive also has the right to exercise his or her options for three months following the date of termination of employment, unless the executive is terminated for cause. If the executive’s employment is terminated as a result of death, total disability or retirement when the executive is at least 55 and the sum of the executive’s age and years of employment is equal to or greater than 75, the options will be vested and will be exercisable by the executive (or, in the case of death, his or her personal representative) during the term of the options on the vesting schedule set forth in the option agreement. Mr. George’s options also continue to vest following his resignation from the company and are exercisable for a period of ten years following the date of grant on the vesting schedule set forth in his option agreements. All other options which we have granted vest over a period of three years during employment with the company.

     We also granted restricted stock units to each of our executive officers in 2008, which vest over a three year period. If the executive’s employment is terminated or the executive voluntarily terminates his or her employment, other than as a result of death or disability, the executive will forfeit all restricted stock units that have not vested on the severance date. If an executive terminates employment as a result of death or disability, the restricted stock units will vest on the date of death or the date that the executive is determined to be disabled. If there is a change in control, the restricted stock units will vest when the change in control occurs. If the executive is at least 55 and the sum of the executive’s age and years of employment is equal to or greater than 75, the restricted stock units will vest on the date on which these conditions are satisfied. Mr. George’s restricted stock units vested on the date of his separation from the company as provided in his separation agreement.

     Generally, each executive officer is entitled to receive common shares in an amount equal to the number of his or her restricted stock units vested on each installment vesting date set forth in the award agreement. However, if the executive’s employment terminates as a result of death or disability, all of his or her restricted stock units vest on his or her termination date, and the common shares will be delivered to the executive or his or her beneficiary within 60 days following termination of employment. If an executive’s restricted stock units vest as a result of a change in control or as a result of satisfying the age and service conditions of the stock award agreement, the executive’s common shares will be delivered in accordance with the installment vesting schedule in the stock award agreement or, if earlier, within 60 days following termination of employment, subject to any required delay for specified employees under Section 409A of the Internal Revenue Code. All of the named executive officers are specified employees for this purpose.

     Each of the options granted to the named executive officers in 2008 vest at the rate of 33% one year after the date of grant, 33% two years after the date of grant and 34% three years after the date of grant. Each of the restricted stock units awarded to the named executive officers in 2008 are payable at the rate of 33% one year after the grant date, 33% two years after the date of the grant and 34% three years after the date of the grant. All of the stock awards made to Mr. Wicks, Mr. George and Mr. Harris vested in 2008 or, in the case of Mr. Wicks, had previously vested when he satisfied the age and service conditions of the awards.

     We also awarded each of our executive officers restricted stock units in 2008 in an amount equal to the quarterly cash dividends payable on our common shares times the number of restricted stock units granted to the executive officer divided by the closing price of our common shares on the dividend payment date as provided in the 2000 and 2008 plans. The value of the restricted stock units is included in the “Stock Awards” column in the Summary Compensation Table. These restricted stock units vest and are payable on the same basis as the underlying restricted units on which these restricted stock units were earned.

Other Compensation

     We have a 401(k) plan under which employees may invest a percentage of their pay, up to a maximum amount prescribed by law. We provide matching contributions for each of our employees who participate in the plan of 100% up to the first 3% of eligible compensation deferred and 50% of the next 3% of eligible compensation deferred. Each of our executive officers is entitled to participate in this plan on the same basis as other employees, subject to the limits imposed by the Internal Revenue Code.

     We provide all active full-time employees with medical, dental and vision benefits and life insurance coverage. All employees are required to pay 15% of the company’s premiums for the medical, dental and vision benefits except for certain employees at subsidiaries of American States Utility Services, Inc. We pay all premiums for life insurance coverage in the amount of $50,000 for all employees and their families, plus additional benefits if any employee suffers a covered accidental loss resulting in death, dismemberment or paralysis. We also have an employee assistance, an anniversary grant and holiday bonus programs. Each of our executive officers is entitled to these benefits on the same basis as other employees.

     All active full-time employees receive time off with pay for vacation and sick leave in accordance with company policy. Executives, other than Mr. Sprowls and Mr. George, received vacation accrual on the basis of the number of continuous months of service, with 1 to 60 months of service equating to 20 days per year of vacation; 61 to 120 months of continuous service equating to 25 days of vacation per year and 121 months of continuous service and over equating to 26 days of vacation per year. Executives, other than Mr. Sprowls and Mr. George, receive sick leave benefits on the same basis as all other employees. In 2008, Mr. Sprowls and Mr. George were each entitled to 26 days of vacation per year and received sick benefits based upon their number of years of service in the water or utility industry. Any vacation days not used in any year are carried over to the next year. All employees are entitled to a cash payment, based on their then current salary, for any accrued, but unused vacation days upon termination of employment. Mr. Wicks and Mr. George received $210,514 and $27,897, respectively, upon termination of employment in 2008 for accrued, but unused vacation days. Pursuant to Section 162(m) of the Internal Revenue Code, the company will not be permitted to deduct approximately $55,000 of Mr. Wicks' compensation in 2008 because his total compensation for tax purposes in 2008 exceeded $1,000,000 as a result of the payment to Mr. Wicks for his accrued, but unused vacation days.

     Each of our executive officers is entitled to the benefits of a travel insurance policy provided by the company and the use of a company-owned car. The company also reimburses each executive officer up to $150 per month for a single membership at a health club. Mr. Harris is the only named executive officer that was reimbursed for health club expenses in 2008.

     The company generally has agreed to pay the relocation expenses of executive officers if that executive officer is requested to move by the company or it is necessary for the executive officer to move in order to become an executive officer of the company. In 2008, we agreed to reimburse Ms. Kruger for up to $30,800 of her expenses in order to induce her to relocate from Sacramento, California to southern California at the request of the company.

Total Compensation

     The proportion of salary and bonus to total compensation in 2008 for Mr. Wicks, Mr. Sprowls, Mr. George, Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher was 48%, 71%, 30%, 58%, 46%, 59% and 54% of total compensation, respectively. This is not a factor considered by the compensation committee in determining the amount of salary and bonus to be paid to an executive officer.

What plan-based awards did we make to these executive officers in 2008?

     Each of the named executive officers received a grant of stock options and restricted stock units in 2008 as more particularly described below. We did not have any equity or non-equity incentive plans in 2008.

GRANTS OF PLAN-BASED AWARDS IN 2008

				All Option
			All Stock	Awards:		Grant Date
			Awards:	Number of	Exercise or	Fair Value
			Number of	Securities	Base Price	of Stock
			Shares of Stock	Underlying	of Option	and Option
	Grant	Award	or Units	Options	Awards	Awards
Name	Date(1)	Date(2)	(#)	(#)	($/Share)	($)(3)
Floyd E. Wicks	1/28/08	1/28/08	2,941.0			$100,318
	1/28/08	1/28/08		14,728	$34.11	99,856
	3/1/08	2/8/08	44.6			1,452
	6/1/08	5/12/08	43.4			1,463
	9/1/08	8/8/08	37.3			1,474
	12/1/08	11/12/08	46.5			1,483

Robert J. Sprowls	1/28/08	1/28/08	1,838.0			62,694
	1/28/08	1/28/08		6,652	34.11	45,101
	3/1/08	2/8/08	25.1			818
	6/1/08	5/12/08	24.4			824
	9/1/08	8/8/08	21.0			830
	12/1/08	11/12/08	26.2			836

Eva G. Tang	1/28/08	1/28/08	882			30,085
	1/28/08	1/28/08		2,887	34.11	19,574
	3/1/08	2/08/08	13.4			436
	6/1/08	5/12/08	13.0			439
	9/1/08	8/8/08	11.2			442
	10/30/08	10/30/08		184		1,248
	10/30/08	10/30/08	37.0		32.93	1,218
	12/1/08	11/12/08	14.3			454

Michael P. George	1/28/08	1/28/08	1,838.0			62,694
	1/28/08	1/28/08		9,205	34.11	62,410
	3/1/08	2/8/08	22.6			734
	6/1/08	5/12/08	21.9			740
	9/1/08	8/08/08	18.9			746
	12/1/08	11/12/08	23.5			750

				All Option
			All Stock	Awards:		Grant Date
			Awards:	Number of	Exercise or	Fair Value
			Number of	Securities	Base Price	of Stock
			Shares of Stock	Underlying	of Option	and Option
	Grant	Award	or Units	Options	Awards	Awards
Name	Date (1)	Date(2)	(#)	(#)	($/Share)	($)(3)
McClellan Harris III	1/28/08	1/28/08	1,103.0			37,623
	1/28/08	1/28/08		3,609	34.11	24,469
	3/1/08	2/8/08	16.7			545
	6/1/08	5/12/08	16.3			549
	9/1/08	8/08/08	14.0			553
	12/1/08	11/12/08	17.5			557

Denise L. Kruger	1/28/08	1/28/08	1,103.0			37,623
	1/28/08	1/28/08		3,609	34.11	24,469
	3/1/08	2/08/08	16.7			545
	6/1/08	5/12/08	16.3			549
	9/1/08	8/08/08	14.0			553
	12/1/08	11/12/08	17.5			557

James B. Gallagher	1/28/08	1/28/08	882.0			30,085
	1/28/08	1/28/08		2,887	34.11	19,574
	3/1/08	2/08/08	13.4			436
	6/1/08	5/12/08	13.0			439
	9/1/08	8/08/08	11.2			442
	12/1/08	11/12/08	14.0			445

(1) Pursuant to the terms of the 2000 and 2008 plans, the effective date of the grant of restricted stock units pursuant to dividend equivalent rights on restricted stock units is the dividend payment date for our common shares set by the board of directors.
(2) Pursuant to the terms of the 2000 and 2008 plans, the award date of restricted stock units pursuant to dividend equivalent rights is the date that the board declares the payment of a dividend on our common shares.
(3) We provide information regarding the assumptions used to calculate the value of all awards made to executive officers pursuant to the 2000 and 2008 plans in Note 12 to our financial statements in our Form 10-K for the year ended December 31, 2008. The values included in this table are for the full grant date fair value of the awards made in 2008 without regard to the three year vesting conditions described above.
____________________

     The proportion of equity compensation to total compensation for Mr. Wicks, Mr. Sprowls, Mr. George, Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher was 14%, 16%, 30%, 13%, 23%, 13% and 12%, respectively. This is not a factor considered by the compensation committee in determining the amount of equity compensation to be paid to an executive officer.

What equity awards granted to these executive officers were outstanding at the end of the year?

     Each named executive officer had the stock option and restricted stock unit awards outstanding at December 31, 2008 described in the table below. Certain of the stock awards made to Mr. Wicks, Mr. George and Mr. Harris have vested, but are not yet payable. Information regarding the installment payment dates for these awards is provided in the footnotes on the next table.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or	of Shares or
	Unexercised	Unexercised	Option	Option	Units That	Units That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($) (1)
Floyd E. Wicks	6,172		$25.92	1/2/2015
	4,752	4,895(2)	33.73	1/29/2016
	4,733	9,608(3)	38.62	1/1/2017
		14,728(4)	34.11	1/27/2018
Robert J. Sprowls	4,105		23.24	6/29/2014
	8,090		25.92	1/2/2015
	2,376	2,447(2)	33.73	1/29/2016
	2,366	4,805(5)	38.62	1/1/2017
		6,652(6)	34.11	1/27/2018
					3,368(14)	$111,077
Eva G. Tang	3,200		23.15	12/31/2012
	9,075		25.55	2/1/2014
	9,075		25.92	1/2/2015
	2,852	1,468(2)	33.73	1/29/2016
	1,420	2,882(7)	38.62	1/1/2017
		2,887(8)	34.11	1/27/2018
		184(9)	32.93	10/29/2018
					1,831(15)	60,386
Michael P. George	2,132	4,329(10)	39.04	2/14/2017
		9,205(11)	34.11	1/27/2018
McClellan Harris III	4,105		25.92	1/2/2015
	1,782	1,836(2)	33.73	1/29/2016
	1,775	3,603(12)	38.62	1/1/2017
		3,609(13)	34.11	1/27/2018
Denise L. Kruger	12,075		25.55	2/1/2014
	12,075		25.92	1/2/2015
	3,564	1,836(2)	33.73	1/29/2016
	1,775	3,603(12)	38.62	1/1/2017
		3,609(13)	34.11	1/27/2018
					2,243(16)	79,974
James B. Gallagher	1,650		23.43	2/3/2012
	9,075		25.55	2/1/2014
	9,075		25.92	1/2/2015
	2,852	1,468(2)	33.73	1/29/2016
	1,420	2,882(7)	38.62	1/1/2017
		2,887(8)	34.11	1/27/2018
					1,794(17)	59,166

(1) We determine the market value of restricted stock units that have not vested by multiplying the number of unvested restricted stock units outstanding on December 31, 2008 by the closing price of our common shares on December 31, 2008 as reported on The Wall Street Journal website (www.online.wsj.com). The closing price of our common shares on December 31, 2008 as reported was $32.98.
(2) These options vested on January 29, 2009.
(3) Of this amount, 4,733 options vested on January 1, 2009 and the remainder will vest on January 1, 2010.
(4) Of this amount, 4,860 options vested on January 27, 2009, 4,860 options will vest on January 27, 2010 and the remainder will vest on January 27, 2011.
(5) Of this amount, 2,366 options vested on January 1, 2009 and the remainder will vest on January 1, 2010.

(6) Of this amount, 2,195 options vested on January 27, 2009, 2,195 options will vest on January 27, 2010 and the remainder will vest on January 27, 2011.
(7) Of this amount, 1,420 options vested on January 1, 2009 and the remainder will vest on January 1, 2010.
(8) Of this amount, 953 options vested on January 27, 2009, 953 options will vest on January 27, 2010 and the remainder will vest on January 27, 2011.
(9) Of this amount, 61 will vest on October 29, 2009, 61 options will vest on October 29, 2010 and the remainder will vest on October 29, 2011.
(10) Of this amount, 2,132 options vested on February 14, 2009 and the remainder will vest on February 14, 2010.
(11) Of this amount, 3,038 options vested on January 27, 2009, 3,038 vested on January 27, 2010 and the remainder will vest on January 27, 2011.
(12) Of this amount, 1,775 options vested on January 1, 2009 and the remainder will vest on January 1, 2010.
(13) Of this amount, 1,191 options vested on January 27, 2009, 1,191 vested on January 27, 2010, and the remainder will vest on January 27, 2011.
(14) Of this amount, 458 restricted stock units vested on January 1, 2009, 624 vested on January 27, 2009, 545 vested on January 29, 2009, 472 will vest on January 1, 2010, 624 will vest on January 27, 2010 and the remainder will vest on January 27, 2011.
(15) Of this amount, 275 restricted stock units vested on January 1, 2009, 311 vested on January 27, 2009, 327 vested on January 29, 2009, 283 will vest on January 1, 2010, 312 will vest on January 27, 2010 and the remainder will vest on January 29, 2010.
(16) Of this amount, 344 restricted stock units vested on January 1, 2009, 374 vested on January 27, 2009, 409 vested on January 29, 2009, 354 will vest on January 1, 2010, 375 will vest on January 27, 2010 and the remainder will vest on January 27, 2011.
(17) Of this amount, 275 restricted stock units vested on January 1, 2009, 299 vested on January 27, 2009, 327 vested on January 29, 2009, 284 will vest on January 1, 2010 and the remainder will vest on January 4, 2010, of which 300 and 309 restricted stock units will be payable on January 27, 2010 and January 27, 2011, respectively.
____________________

     None of our named executive officers has any outstanding equity incentive awards.

Did any of these executive officers exercise options or have restricted stock or restricted stock units vest in 2008?

     Some of our named executive officers exercised stock options in 2008. All of our named executive officers had outstanding awards of restricted stock units vest in 2008.

OPTION EXERCISES AND STOCK VESTED IN 2008

	Option Exercises		Stock Awards
	No. of Shares		No. of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($) (1)	Vesting (#)	Vesting ($) (2)
Floyd E. Wicks	2,548	$40,743	4,945 (3)	$68,474
Robert J. Sprowls	-	-	958	34,220
Eva G. Tang	-	-	574	20,501
Michael P. George	-	-	3,565 (4)	17,653
McClellan Harris III	-	-	2,962 (5)	25,645
Denise L. Kruger	18,150	311,636	718	25,645
James B. Gallagher	-	-	574	20,501

(1) We determined the value realized on exercise of an option by determining the difference between the closing market price of our common shares at the time of exercise as reported on The Wall Street Journal website (www.online.wsj.com), and the exercise price of the option.
(2) We determined the value realized on vesting of restricted stock units based on the closing market price of our common shares on the date of vesting as reported on The Wall Street Journal website (www.online.wsj.com).
(3) Mr. Wicks acquired 1,917 shares of restricted stock units with a market value of $68,474 on the date of acquisition in 2008. Mr. Wicks has the right to acquire 3,028 common shares six months after separation of service from the company as a result of the vesting of 3,028 restricted stock units in 2008. Mr. Wicks has the right to acquire an additional 2,952 common shares six months after his separation of service from the company as a result of the vesting of 2,952 restricted stock units in prior years.
(4) Mr. George acquired 541 shares of restricted stock units upon the pay-out of restricted stock units with a market value of $17,653 in 2008. Mr. George is entitled to acquire 3,024 common shares as a result of the vesting of 3,024 restricted stock units in 2008. Mr. George acquired 624 of these common shares on January 28, 2009 with a market value on the date of acquisition of $21,122 and 557 of these common shares on February 15, 2009 with a market value on the date of acquisition of $20,420 as a result of the vesting of 1,181 restricted stock units in 2008. Mr. George has the right to acquire 624 common shares on

January 28, 2010, 575 common shares on Feb 15, 2010, and 624 common shares on January 28, 2011 as the result of the vesting of 1,843 restricted stock units in 2008.
(5) Mr. Harris acquired 718 common shares upon the pay-out of restricted stock units with a market value of $25,645 on the date of acquisition. Mr. Harris is entitled to acquire 2,244 common shares as a result of the vesting of 2,244 common shares in 2008. Mr. Harris acquired 344 common shares on January 2, 2009 with a market value of $11,345 on the date of acquisition, 374 common shares on January 28, 2009 with a market value of $12,660 on the date of acquisition, and 409 common shares on January 30, 2009 with a market value of $14,315 as a result of the vesting of 1,127 restricted stock units in 2008. Mr. Harris has the right to acquire 355 common shares on January 2, 2010, 375 common shares on January 28, 2010, and 387 common shares on January 28, 2011 as a result of vesting 1,117 of restricted stock units in 2008.
____________________

What pension benefits are payable to these executive officers?

     We provide information in the table below reflecting the present value of the accumulated retirement benefits provided to each of our named executive officers as of December 31, 2008.

PENSION BENEFITS

		Number of Years	Present Value of
		of Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)(6)
Floyd E Wicks(1)	Pension Plan	20	$919,821
	Other Retirement Benefit	20	2,656,502
Robert J. Sprowls(2)	Other Retirement Benefit	4	194,489

Eva G. Tang(4)	Pension Plan	12	305,914
	Supplemental Retirement Plan	12	95,524
Michael P. George(3)	Other Retirement Benefit	2	153,790

McClellan Harris III(4)(5)	Pension Plan	18	671,004
	Supplemental Retirement Plan	18	310,417
Denise L. Kruger(4)	Pension Plan	16	283,895
	Supplemental Retirement Plan	16	124,403
James B. Gallagher(4)	Pension Plan	21	595,890
	Supplemental Retirement Plan	21	131,128

(1) The present value of the accumulated benefit for Mr. Wicks is based on his age at December 31, 2008, which is 65. Mr. Wicks retired from the company on December 31, 2008.
(2) The present value of the accumulated benefit is based on the age of 63 and 10 months for Mr. Sprowls. Mr. Sprowls has the right to receive benefits upon retirement equivalent to benefits he would have been entitled to receive as a participant in the supplemental retirement plan if the supplemental retirement plan had been amended to provide for five years of credited service with the company, for vesting but not for benefit purposes, under the terms of a separate agreement. If we had assumed that Mr. Sprowls would retire at age 65, the present value of the accumulated benefit under the terms of the separate agreement would be $176,403.
(3) The present value of the accumulated benefit is based on the age of 65 for Mr. George. Mr. George has the right to receive benefits upon retirement equivalent to benefits he would have been entitled to receive as a participant in the supplemental retirement plan if the supplemental retirement plan had been amended to provide for five years of credited service with the company, for vesting but not for benefit purposes, under the terms of separate agreements. At age 65, Mr. George will receive a monthly benefit of $1,832. The present value of the accumulated benefit under the terms of his separate agreement is $153,790.
(4) The present value of the accumulated benefit for Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher, is based on the age when he or she would be eligible to retire with full benefits, which is at 62. If we had assumed that each of them would retire at age 65, the normal retirement age under each of these plans, the present value of the accumulated benefit under the pension plan would instead be $241,558, $526,018, $224,496, and $467,627 for Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher, respectively, and the present value of the accumulated benefit under the supplemental retirement plan would be $74,963, $241,356, $97,624 and $101,954 for Ms. Tang, Mr. Harris, Ms. Kruger and Mr. Gallagher, respectively.
(5) Mr. Harris was eligible to retire with a 37.1% reduction in benefits at December 31, 2008. If we had assumed that Mr. Harris retired at December 31, 2008, the present value of his accumulated benefit for the pension plan and the supplemental retirement plan would instead be $591,890 and $277,885, respectively.
(6) We used the same assumptions to calculate the change in pension value in Note 11 to our financial statements in our Form 10-K for the year ended December, 31 2008, except that retirement age is assumed to be the earliest date on which an executive officer may retire under the plan without any benefit reduction due to age. We ignored for the purpose of this calculation what actuaries refer to as pre-retirement decrements.
____________________

     Each of our executive officers is a participant in the pension plan. This plan is a defined benefit pension plan available to all eligible employees who are 21 years or older and have completed 1,000 hours of service in the first year of employment or in any subsequent plan year. The normal retirement benefit is 2% of an employee’s five highest consecutive years’ average earnings multiplied by the number of years of credited service, up to a maximum of 40 years, reduced by a percentage of primary social security benefits. Normal retirement age is 65. An employee must have five years of service in order to receive benefits under this plan. For purposes of this plan, compensation includes an executive’s salary and all other reportable compensation received by the executive, except bonuses, the imputed value of the personal use of company-owned vehicles, unused vacation pay, severance pay and long-term incentive program payments, up to the maximum amount permitted under the Internal Revenue Code (which was $245,000 at January 1, 2009).

     We also provide each of our executive officers additional pension benefits under the supplemental retirement plan. Each executive, other than Mr. Wicks, Mr. Sprowls and Mr. George, has the right to receive a benefit under the terms of this plan equal to the sum of 2% of compensation for each year of service before 2006 plus 3% of compensation for each year of service after 2005, up to a combined maximum of 60% of compensation, less a percentage of primary social security benefits and amounts payable to the executive under the pension plan. For participants who were employed by the company on January 1, 2006, the benefit is the greater of the benefit under the formula described in the previous sentence or the benefit under the previous formula. Under the previous formula, each executive was entitled to receive a benefit equal to the sum of 2% of compensation for each year of service, up to a maximum of 40 years, less a percentage of primary social security benefits and amounts payable to the executive under the pension plan.

     Mr. Wicks retired on December 31, 2008. Mr. Wicks has the right to receive a benefit under the supplemental retirement plan equal to 60% of his compensation, less a percentage of primary social security benefits and amounts payable to him under the pension plan. For the purpose of this calculation, compensation includes all compensation paid to Mr. Wicks, including amounts paid pursuant to a “cash pay” annual performance incentive plan (other than an extraordinary bonus, such as a holiday, year end, anniversary or signing bonus) and dividend equivalents paid in cash to him in connection with awards made under the 2000 plan prior to 2006 and without regard to Internal Revenue Code limits. Mr. Sprowls has the right to receive benefits upon retirement equivalent to benefits he would have been entitled to receive as a participant in the supplemental retirement plan if the plan had been amended to provide him with five years of credited service with the company for vesting, but not benefit purposes, under the terms of a separate agreement. Mr. George has the right to receive $1,832 per month commencing on the last day of the month in which he attains the age of 65, which may, depending on the circumstances, be in the form of a single life or joint life annuity under the terms of a separate agreement.

     Under the terms of each of the plans, an employee who is vested may retire and receive benefits at age 55 with a reduction in benefits of 50%. An employee, who retires after age 55, but prior to age 65, will receive a lesser reduction in benefits depending upon the age at which the executive retires, unless the sum of the executive’s age and years of service equals 80. Mr. Harris is currently eligible to retire with a benefit reduction of 37.1%. Under the terms of the supplemental retirement plan, an employee who is vested will begin receiving benefits within 60 days following the later of separation from service, age 55 or an age over 55 elected by the employee in 2008, subject to any delay required under Section 409A of the Internal Revenue Code.

     We did not make any payments to any named executive officer under either of our pension plans or any of the separate retirement arrangements during the last year.

     We also provide a Medicare supplement insurance policy for each employee who we hired prior to February 1, 1995 and his or her spouse at or after age 65. Each of our named executive officers has a right to this benefit after reaching age 65, other than Mr. Sprowls, Mr. George and Ms. Tang, who we hired after February 1, 1995.

Are any of these executive officers participants in a non-qualified deferred compensation plan?

     None of our named executive officers are participants in a defined contribution or non-qualified deferred compensation plan, other than our 401(k) Investment Incentive Program, which is a tax-qualified defined contribution plan available to our employees generally, and the supplemental retirement plan and arrangements described above.

What are the terms of our consulting agreement with Mr. Wicks?

     Mr. Wicks has agreed to serve as a consultant to the company commencing January 1, 2009 until June 30, 2009. We have agreed to pay Mr. Wicks $23,542 monthly for his services, plus $250 per hour for each hour in excess of 40 hours per month that he provides consulting services to the company. We have also agreed to reimburse him for any expenses that he may incur in connection with providing such services in accordance with the same reimbursement policies that are applicable to other employees of the company.

What are the terms of severance arrangements with executive officers?

     Each of our executive officers is entitled to receive benefits under the terms of our pension plan described under “What pension benefits are payable to executive officers?” and a cash payment for any accrued, but unpaid vacation as described under “How were certain of our executive officers compensated in 2008?-Other Compensation” following termination of employment.

     Mr. Wicks received a cash payment in 2008 of $210,514 upon termination of his employment for accrued but unpaid vacation. He will be entitled to begin to receive his pension benefits six months after his separation from service with the company.

     Mr. George is entitled to receive up to $273,535, consisting of $206,812 received in 2008 for a release of any claims that he might have against the company, $27,897 received in 2008 for accrued, but unused vacation, $23,826 for COBRA premium payments for medical, dental and vision coverage for a period of 18 months, $9,500 for transition services and up to $5,500 for reimbursement of moving expenses as a result of his termination of employment with the company in September 2008. In addition, Mr. George will be entitled to begin collecting his retirement benefits when he reaches the age of 65.

     We do not have any other severance arrangements with our named executive officers.

What are the terms of change in control agreements with executive officers?

     Each of our named executive officers is a party to a change in control agreement which provides for certain benefits in the event of a change in control of the company if the executive officer’s employment is terminated other than for cause or disability or the executive terminates employment for good reason. A change in control under these agreements will generally include:

  any sale or other change in ownership of substantially all of our assets, unless our business is continued by another entity in which the holders of our voting securities immediately before the event own more than 55% of the continuing entity’s voting securities, any reorganization or merger, unless the holders of our voting securities immediately before the event own more than 55% of the continuing entity’s securities and at least a majority of the members of the board of directors of the surviving entity were members of our board of directors at the time of execution of the agreement or approval by our board of directors, an acquisition by any person, entity or group acting in concert of more than 55% of our voting securities, unless the holders of our voting securities immediately before the event own more than 55% of the acquirer’s voting securities immediately after the acquisition, a tender offer or exchange offer by any person, entity or group which results in such person, entity or group owning more than 25% of our voting securities, unless the tender offer is approved by a majority of the members of our board of directors who were in office at the beginning of the 12-month period preceding the commencement of the tender offer,

  a change of one-half or more of the members of our board of directors within a 12-month period, unless at least two-thirds of the directors then still in office at the beginning of the 12- month period approved the election or nomination for election of the new directors, or any failure by any successor to assume the change in control agreement.

     In addition, an acquisition by a person or group acting in concert of more than 45% of our voting securities will be a change in control unless the holders of our voting securities immediately before the event own more than 55% of our voting securities after the event.

     Each executive may terminate his or her employment for good reason if following the change in control:

  the executive is assigned duties inconsistent in any respect with the executive’s position or the executive is not re-appointed to the same position,

  the executive’s salary or benefits are reduced (including the elimination of any cash incentive or other cash bonus plan, without providing adequate substitutes), or the executive is located at an office that increases the distance from the executive’s home by more than 35 miles.

     In addition, all unvested options and restricted stock units will vest on the earlier of the change in control date or the date on which the executive’s employment is terminated. For each of the executive officers, a change in control will occur under the same circumstances described in his or her change in control agreement.

     Each of these executives also has coverage under our health and welfare benefit plans for a period of two years after termination (three years for Mr. Sprowls and Ms. Tang). Each executive will also receive a gross-up payment if the executive officer is required to pay an excise tax under Section 4999 of the Internal Revenue Code.

     If we are unable to deduct any payments we make under a change in control agreement, due to the limitations imposed by Section 162(m) of the Internal Revenue Code, we will defer such payments to the extent necessary to enable us to deduct the payments. In no event will we make any deferred payments until six months following the date of termination of the executive’s separation from service. Each executive will be entitled to interest on any deferred payments at the applicable federal tax rate under the Internal Revenue Code (which changes monthly). Under Section 162(m) of the Internal Revenue Code, we may generally not deduct for federal income tax purposes annual compensation in excess of $1,000,000 paid to any named executive officer in any year in which the named executive officer is an executive officer, unless it qualifies as “performance-based.”

What do we estimate we will pay each of these executive officers in the event his or her employment is terminated as a result of a change in control?

     Assuming that the employment of each of our executives, other than Mr. Wicks and Mr. George, was terminated on December 31, 2008, a change in control occurred on that date under the change in control agreements and the 2000 and 2008 plans and based on the assumptions set forth in the footnotes below, we estimate that we would have made the following payments to our named executive officers:

CHANGE IN CONTROL BENEFITS (1)

	Robert J.	Eva G.	McClellan	Denise L.	James B.
Payments and Benefits	Sprowls	Tang	Harris III	Kruger	Gallagher
Payments

Base Salary Benefit	$1,141,433	$777,400	$904,445	$920,920	$739,696
Bonus Benefit	43,521	39,588	37,297	52,564	18,019
Dividend Equivalent Rights Benefit	37,846	39,749	57,579	53,970	44,169
Excess Supplemental Executive	102,714	78,269	179,444	60,854	89,319
Retirement Plan or Other
Retirement Benefit(2)

Benefits

Welfare and Fringe Benefits(3)	41,964	41,964	20,868	27,976	27,976
Purchase of Automobile Benefit(4)	4,535	5,485	6,875	5,485	5,325
Stock Options Benefit(5)	-	9	-	-	-
Restricted Stock Units Benefit(6)	112,084	60,911	74,621	74,621	59,676
Tax Gross Up Payment(7)	566,786	416,572	-	-	-

Total	$2,050,883	$1,459,947	$1,281,129	$1,196,390	$984,180

(1) We have assumed, for purposes of preparing this table, that we make all change in control payments to each executive officer in July 2009. We have excluded for the purpose of this calculation, amounts paid to each executive officer for accrued, but unpaid base salary and vacation pay payable within ten days after termination of employment.
(2) In calculating the single sum actuarial equivalent, we used an interest rate equal to 6%, and the mortality table named and described in detail in Section A.1 of the pension plan, after reduction, if any, of the benefit using the “Regular Factors” under Section A.4 of the pension plan, each executive officer’s age at December 31, 2008, less a percentage of primary social security benefits.
(3) Welfare benefits cover 85% of dental, medical and vision insurance premiums paid by the company for each named executive officer, under the insurance plans currently offered by the company, and each named executive officer’s pro rata share of the group term life insurance and accidental death and dismemberment premiums based on premiums currently paid by the company for a period of three years after termination of the employment of Mr. Sprowls and Ms. Tang and two years after termination of employment for each of the other named executive officers.
(4) We have estimated the value of this benefit as the difference between (i) the wholesale value of the company car which the executive officer has the right to purchase at the wholesale value, and (ii) the retail value of the car as shown in a national auto research publication.
(5) We measured the fair value of options which were not vested at December 31, 2008 using the difference between the exercise prices of the option grants and the price of our common shares on the date of each executive’s termination of employment, which we assumed was December 31, 2008. The closing price of our common shares as reported on The Wall Street Journal website (www.wsjonline.wsj.com) on December 31, 2008 was $32.98.
(6) We measured the fair value of restricted stock units which were not vested at December 31, 2008 assuming the price of our common shares on the date of each executive’s termination of employment was $32.98.
(7) We used 1.63% as the interest rate for determining the present value of the accelerated vesting of stock options and restricted stock units. As prescribed by the applicable regulations under Section 280G, this rate is equal to 120% of the applicable federal tax rate (compounded semiannually) for short-term periods for December 31, 2008 as set forth in Revenue Ruling 2008-53. If we make change in control payments to any executive officer that is in excess of three times his or her average taxable income from the company, then a 20% excise tax will be imposed under Section 4999 of the Internal Revenue Code on a portion of those payments, i.e., the excess parachute payments. In that event, we will make a tax gross up payment to the executive officer such that the executive officer will receive an amount (after payment of income and excise taxes) equal to the amount as if the executive officer did not have to pay the 20% excise tax on the excess parachute payments. We assumed that the executive officers would have a marginal combined federal and state income tax rate of 44.2467% for payments over $1 million and 43.5577% for under $1 million.
____________________

     Mr. George was not employed by the company on December 31, 2008. Therefore he was not entitled to any change in control benefits. Mr. Wicks was not entitled to a change in control agreement under the terms of his retention agreement since his employment with the company terminated on December 31, 2008.

PROPOSAL 2: RATIFICATION OF AUDITORS PROPOSAL

     The audit and finance committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2009, subject to reconsideration if our shareholders do not ratify this appointment. We expect representatives of PricewaterhouseCoopers LLP to attend the 2009 annual meeting. They will have an opportunity to make a statement at the 2009 annual meeting, if they desire to do so. They will also be available to respond to appropriate questions from you if you attend the 2009 annual meeting.

What are the audit and finance committee’s pre-approval policies and procedures?

     The audit and finance committee adopted a policy statement on February 2, 2004 regarding the approval of audit, audit-related, tax and other services provided by our registered public accounting firm. This policy statement specifies guidelines and procedures we will use to assist us in maintaining the independence of our registered public accounting firm and complying with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission. The audit and finance committee administers this policy statement. The policy statement established the four categories of permitted services described below, the reporting procedure for each category of permitted services, prohibited services and the pre-approval process we use for each category of permitted service.

     The audit and finance committee has reviewed the advisability and acceptability of utilizing our external auditor, PricewaterhouseCoopers LLP, for non-audit services. In reviewing this matter, the committee focused on the ability of our external auditor to maintain its independence. Based on input from management and the committee’s review of procedures established by PricewaterhouseCoopers LLP, the committee finds that it is both advisable and acceptable to employ our external auditor for certain limited non-audit services from time-to-time.

Principal Accounting Fees and Services

     We have estimated the aggregate fees billed or fees we expect to be billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and 2007 as follows:

Type of Fee	2007	2008
Audit Fees	$1,203,147	$1,141,536
Audit-Related Fees	-	-
Tax Fees	350,846	146,471
All Other Fees	-	-
Total	$1,553,993	$1,288,007

Audit Fees

     Audit fees represent the aggregate fees billed, or fees we expect to be billed, for professional services rendered in connection with the audit of our annual financial statements, a review of our financial statements included in our Form 10-Qs filed with the Securities and Exchange Commission and services normally provided by our accountants in connection with statutory or regulatory filings and engagements. In 2008, audit fees also included $411,536 for attestation services rendered in connection with the Sarbanes-Oxley Act of 2002 and out-of-pocket expenses incurred in providing audit services.

Audit-Related Fees

     Audit-related fees represent the aggregate fees billed, or fees we expect to be billed, for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not included in audit fees. On a quarterly basis, the audit and finance committee pre-approves a specific quarterly limit on the amount of audit-related fees for non-audit services.

Management is also required to report the specific engagements to the committee and obtain specific pre-approval from the committee. All fees listed above have been pre-approved by the audit and finance committee.

     Tax Fees

     Tax fees represent the aggregate fees billed, or fees we expect to be billed, for professional services for tax compliance, tax advice and tax planning, including tax return review, review of tax laws and regulations and cases and other support in connection with complying with federal and state tax reporting and payment requirements.

     All Other Fees

     We have not been billed and do not expect to be billed for other products or services not included in the categories discussed above.

OTHER MATTERS

     Our management knows of no business, other than that mentioned above, to be transacted at the 2009 annual meeting. Unless otherwise instructed, the named proxies intend to vote in accordance with their judgment on any other matter that may properly come before the 2009 annual meeting.

OBTAINING ADDITIONAL INFORMATION FROM US

     This proxy statement incorporates by reference certain information from our financial statement footnotes in our Form 10-K for the year ended December 31, 2008. We undertake, on written or oral request, to provide you (or a beneficial owner of our securities entitled to vote), without charge, a copy of our annual report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission, including our financial statements and schedules. You should address your requests to the corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773, telephone number 909-394-3600.

     Unless we have been instructed otherwise, we are delivering only one proxy statement to multiple security holders sharing the same address. We will however, deliver promptly a separate copy of this proxy statement to a security holder at a shared address to which a single copy of this proxy statement was delivered, upon written or oral request. You may direct this request to us at the address or telephone number listed above. If you share an address with another shareholder and wish to receive a single copy of this proxy statement, instead of multiple copies, you may direct this request to us at the address or telephone number listed above.

     If you would like to reduce the costs incurred by the company in mailing proxy materials to you, you can consent to receiving future proxy materials, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on your proxy card to vote by using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

     You may also visit our website at http://www.aswater.com to view the charters of our audit and finance committee, nominating and governance committee and compensation committee. We also provide a copy of our code of conduct and guidelines on significant governance issues on this website. You can find this information on our website by clicking on “Investors” and then clicking on “Governance”. You may also request a copy of our code of conduct and guidelines on significant governance issues and the charters of our audit and finance committee, nominating and governance committee and compensation committee from us at the address set forth above.

AMERICAN STATES WATER COMPANY OFFICE OF THE TREASURER 630 EAST FOOTHILL BOULEVARD SAN DIMAS, CA 91773
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12325	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AMERICAN STATES WATER COMPANY			For	Withhold	For All
			All	All	Except
The Board of Directors recommends that you vote "FOR" the following.
1.	Election of Directors		☐	☐	☐
Nominees:
	01)	James L. Anderson
	02)	Diana M. Bontá
	03)	Anne M. Holloway
	04)	Robert J. Sprowls
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
The Board of Directors recommends that you vote "FOR" the following Proposals.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐

3.	To transact any other business that may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Directions for Attending the 2009 Annual Meeting

We will hold the 2009 annual meeting at the Pasadena Hilton,
168 South Los Robles Avenue, Pasadena, California 91101.

       For shareholders of record, the detachable portion of your proxy card is your ticket to the 2009 annual meeting. Please present your ticket when you reach the registration area at the 2009 annual meeting.

       For shareholders who hold shares through a brokerage firm, bank or other holder of record, your admission ticket is the copy of the latest account statement showing the investment in our common shares. Please present the account statement to one of our representatives at the 2009 annual meeting. You cannot vote the shares at the 2009 annual meeting unless you have obtained a legal proxy from your broker, bank or other shareholder of record. A copy of the account statement is not sufficient for this purpose.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M12326

AMERICAN STATES WATER COMPANY
2009 ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2009

The undersigned hereby appoints Lloyd E. Ross and N.P. Dodge, Jr., and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) and any adjournments thereof. The Annual Meeting will be held on Tuesday, May 19, 2009 at 10:00 a.m., Pacific Time at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, California 91101.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned shareholder(s) and the named proxies will, in their sole discretion, vote such shares on any other matters that may properly come before the meeting or any adjournments thereof. If no direction is made, this proxy will be voted FOR the listed Nominees and FOR the Proposals. Further, if cumulative voting rights for the election of directors (Item 1) are exercised at the meeting, the proxies will cumulatively vote the shares as provided in the proxy statement. If a proposal is made to adjourn the meeting in order to enable management to continue to solicit proxies in favor of the proposal, the proxies will be voted in favor of adjournment, unless otherwise directed.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side